UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ X ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

NEUROGEN CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, CT 06405

June [17], 2008

To the Stockholders of Neurogen Corporation:

On behalf of the Board of Directors, we cordially invite you to attend the 2008 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Friday, July 25, 2008, at 2:00 p.m., local time, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017.

A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 2007 Annual Report to Stockholders.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. We urge you to vote on the internet, or by telephone using the number shown on your proxy card, or to complete, sign, date, and return the enclosed proxy card promptly in the accompanying postage-paid envelope.
________________________________________________________________________________________

To Vote by Internet and to Receive Materials Electronically
Read the Proxy Statement

Go to the website (www.proxyvote.com) that appears on your Proxy Card.
Enter the control number found in the shaded box on the front of your
Proxy Card and follow the simple instructions.

Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Neurogen Corporation, your company.

________________________________________________________________________________________

The deadline for Internet and telephone voting is 11:59 p.m., Eastern Daylight Savings Time, on July 24, 2008. I encourage you to vote via the Internet using the control number that appears on the front of your Proxy Card and to choose to view future mailings electronically rather than receiving them on paper.

Sincerely,

/s/ Stephen R. Davis

Stephen R. Davis President and Chief Executive Officer

NEUROGEN CORPORATION

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 25, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Friday, July 25, 2008, at 2:00 p.m., local time, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017, for the following purposes:

1.
To elect the following seven nominees to the Board of Directors, each to hold office until the 2009 Annual Meeting of Stockholders of the Company and until such director’s respective successor shall have been duly elected and qualified: Julian Baker, Eran Broshy, Stephen R. Davis, Steward Hen, John L. LaMattina, Craig Saxton, and John Simon.

2.
To approve the issuance of shares of the Company’s common stock upon exchange of shares of the Company’s Series A Exchangeable Preferred Stock sold in the financing transaction described in the accompanying Proxy Statement.

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of shares of common stock that the Company is authorized to issue from 75,000,000 to 150,000,000 and the total number of shares of preferred stock that the Company is authorized to issue from 2,000,000 shares to 10,000,000 shares.

4.
To approve an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended, which would increase the number of shares reserved for issuance under the plan from 5,250,000 to 6,250,000 and to increase the number of shares available for grants of stock options to individual participants in any calendar year from 500,000 to 1,000,000.

5.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2008.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Notice is accompanied by a form of proxy, a Proxy Statement and the Company’s 2007 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

In accordance with the Company’s By-laws, the close of business on June 13, 2008 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

/s/ Stephen R. Davis
Stephen R. Davis, Secretary

Branford, Connecticut
June [17], 2008

IMPORTANT

Most stockholders have a choice of voting on the internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the internet, you do not need to return your proxy card.

<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
TABLE OF CONTENTS

Page
Information Concerning Voting and Solicitation	1
Proposal No. 1: Election of Directors	4
Proposal No. 2: Approval of the issuance of shares of the Company’s Common Stock upon exchange of shares of the Company’s Series A Exchangeable Preferred Stock sold in the financing transaction described in this Proxy Statement	9
Proposal No. 3: Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock and Preferred Stock	16
Proposal No. 4: Approval of an Amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended, to Increase the Number of Shares of Common Stock Available Under the Plan and to Increase the Number of Shares of Common Stock Available for Grants of Stock Options to Individual Participants in any Calendar Year	18
Proposal No. 5: Ratification of Appointment of Independent Registered Public Accountants	26
Security Ownership of Certain Beneficial Owners and Management	27
Executive Officers	30
Compensation Committee Report	31
Compensation Committee Interlocks and Insider Participation	31
Compensation Discussion and Analysis	31
Audit Committee Report	51
Audit Fees and All Other Fees	52
Certain Relationships and Related Transactions	52
Section 16(a) Beneficial Ownership Reporting Compliance	54
Forward Looking Statements	54
Other Stockholder Matters	55
Stockholders’ Proposals to be Presented at the Company’s Next Annual Meeting of Stockholders	55
Annual Report	55
Appendix A: Certificate of Amendment of Restated Certificate of Incorporation, as amended	A-1
Appendix B: Proposed Amendment to Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended	B-1
Appendix C: Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as proposed to be amended and restated)	C-1

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, CT 06405

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

General
The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the “Company” or “Neurogen”) for use at the Annual Meeting of Stockholders to be held on Friday, July 25, 2008, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen’s Annual Report to Stockholders are being mailed to stockholders on or about June [17], 2008.

Who Can Vote
Stockholders of record on the Company’s books at the close of business on June 13, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. At the Record Date, [42,162,296] shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”), were issued and outstanding. For information concerning stock ownership by certain stockholders, see the section on “Security Ownership of Certain Beneficial Owners and Management” that follows.

Voting of Shares
You may vote by attending the annual meeting and voting in person. You also may vote on the Internet, by telephone or by completing and mailing the enclosed proxy or voting instruction card as instructed on your proxy or voting instruction card. The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on July 24, 2008. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a proxy card by mail. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Voting by Proxy
The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to the Company, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee that accompany this proxy statement.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person. You should vote your proxy even if you plan to attend the annual meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “For” the election of each of the seven nominees for director, “For” the approval of the issuance of shares of the Common Stock upon exchange of shares of the Company’s Series A Exchangeable Preferred Stock sold in the financing transaction described in the accompanying Proxy Statement, “For” the approval of the amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of shares of Common Stock that the Company is authorized to issue from 75,000,000 to 150,000,000 and to increase the total number of shares of Preferred Stock that the Company is authorized to issue from 2,000,000 to 10,000,000, “For” the approval of an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended, to increase the number of shares of Common Stock available under the plan and to increase the number of shares of Common Stock available for grants of stock options to individual participants in any calendar year and “For” the ratification of the selection of the independent auditors.

Revocability of Proxies
Any proxy given by a stockholder of record may be revoked by the stockholder of record at any time before its use by: (1) delivering to the Company’s corporate secretary a written notice of revocation, bearing a date later than the date of the proxy stating that the proxy is revoked, prior to the voting of the proxy, (2) submitting a subsequent proxy by internet or telephone (your latest telephone or Internet voting instructions are followed) or delivering to the Company a duly executed proxy relating to the same shares and bearing a later date, or (3) if you are a stockholder of record and your shares are held by American Stock Transfer & Trust Company, by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Neurogen proxies should be addressed to:
Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405
Attn: Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Voting in Person
If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the annual meeting.

Vote Required
Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.  The Exchangeable Preferred Stock (as defined in Proposal No. 2) is not entitled to vote on any of the proposals in this Proxy Statement.

If properly completed and received by the Company (whether by mail, telephone or internet) before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made, will be voted on such proposal in accordance with the recommendation of the Board of Directors.

A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence, in person or by proxy, of the holders of a majority (i.e., [21,081,149]) of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Shares of Common Stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum.

For Proposal No. 1, the directors will be elected by a plurality of the votes cast at the meeting.  As a result, abstentions will not be counted in determining which nominees received the largest number of votes cast.  This means that the seven nominees receiving the highest number of votes will be elected as directors.  Brokers generally have discretionary authority to vote on the election of directors.  Thus, broker non-votes are not likely to result from the vote on the election of directors.  Any broker non-vote or abstention will not have an effect on the election of directors.

For Proposal No. 2, the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the issuance of shares of the Common Stock upon exchange of shares of the Company’s Series A Preferred Stock sold in the financing transaction described in this Proxy Statement.  Abstentions will not have an effect on this proposal as they are not considered votes cast.  Brokers do not have discretionary authority to vote on this proposal and therefore broker non-votes may result.  Broker non-votes will not have an effect on this proposal as they are not considered votes cast.

For Proposal No. 3, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment of the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock and Preferred Stock.  Abstentions and broker non-votes will have the same effect as voting against this proposal.  Brokers generally have discretionary authority to vote on an amendment of the Company’s Restated Certificate of Incorporation, as amended.  Thus, broker non-votes are not likely to result from the vote on this amendment to the Company’s Restated Certificate of Incorporation, as amended.

For Proposal No. 4, the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the amendment of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended (the “2001 Plan”), to increase the total number of shares of Common Stock available under the 2001 Plan from 5,250,000 to 6,250,000 and to increase the number of shares of Common Stock available for grants of stock options to an individual participant in any calendar year from 500,000 to 1,000,000.  Abstentions will not have an effect on this proposal as they are not considered votes cast.  Brokers do not have discretionary authority to vote on this proposal and therefore broker non-votes may result.  Broker non-votes will not have an effect on this proposal as they are not considered votes cast.

For Proposal No. 5, the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.  Abstentions will not have an effect in the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors. Brokers generally have discretionary authority to vote on the ratification of the Company’s independent auditors.  Thus, broker non-votes are not likely to result from the vote on the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.  Any broker non-vote will not have an effect in the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

When a stockholder signs or otherwise electronically or telephonically submits the proxy card, he or she appoints Stephen R. Davis and Thomas A. Pitler as his or her representative at the Annual Meeting.  In this manner, the shares will be voted whether or not the stockholder attends the Annual Meeting. Even if the stockholder plans to attend the Annual Meeting, he or she should complete, sign and return or otherwise electronically or telephonically submit the proxy card in advance of the Annual Meeting in the event of a change in plans.

Solicitation
The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by mail and may be supplemented by telephone or personal solicitation by certain of the directors, officers and regular employees of the Company, or at the Company’s request, by a professional proxy solicitor. No additional compensation will be paid to directors, officers or regular employees for such services, but if professional proxy solicitors are used, such solicitors will be paid their customary fees by the Company.

Pursuant to Delaware law, the Board of Directors has appointed an inspector of elections to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

Stockholder List
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s corporate headquarters at 35 Northeast Industrial Road, Branford, CT 06405 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Dissenters’ Right of Appraisal
Under Delaware law, there are no statutory or contractual rights of appraisal or similar remedies available to stockholders who dissent from any matter to be acted upon at the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Seven directors are nominated to be elected to the Board of Directors at the Annual Meeting. In February 2008, the Board of Directors, upon the recommendation of the Corporate Governance Committee appointed John L. LaMattina, Ph.D. as a director of the Company.  Dr. LaMattina was known to several members of the Board of Directors, each of whom endorsed his candidacy.  These Board of Directors members included stockholders, non-management directors, the Chief Executive Officer and the President and Chief Operating Officer. On February 1, 2008, William H. Koster, Ph.D., the Company’s former President and Chief Executive Officer, and a director, resigned from his role as President and Chief Executive Officer and on May 15, 2008, he determined that he will not stand for re-election as a director. On May 12, 2008, Felix J. Baker, Ph.D. and Jonathan S. Leff determined that they will not stand for re-election as directors. The Board of Directors has reduced the authorized number of directors on the Board of Directors to seven effective as of the Annual Meeting.

Based on the recommendation of the Corporate Governance Committee, the Board of Directors has nominated each of the current directors, other than Drs. Koster and Baker and Mr. Leff who are not standing for re-election, for re-election to the Board of Directors at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees of the Board of Directors named below, all of whom have served as directors continuously since the month and year indicated opposite each such director’s name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director’s successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voted for that nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.  The seven persons receiving the highest vote totals shall be elected as directors of the Company.

Nominees for the Board of Directors
The names of the nominees for director, their ages as of June 13, 2008 and certain other information about them are set forth below:

Name of Nominees	Age	Principal Occupation	Director Since
Julian C. Baker	42	Managing Member, Baker Bros. Advisors, LLC	May 1999
Eran Broshy	49	Chief Executive Officer and Director of inVentiv Health, Inc.	July 2003
Stephen R. Davis	47	President and Chief Executive Officer, Neurogen Corporation	September 2001
Stewart Hen	41	Managing Director, Warburg Pincus LLC	April 2004
John L. LaMattina, Ph.D.	58	Former Head of Global Research and Development, Pfizer, Inc.	February 2008
Craig Saxton, M.D.	65	Former Executive Vice President, Pfizer Global Research and Development and Vice President, Pfizer Inc	January 2002
John Simon, Ph.D.	65	Managing Director, Allen & Company LLC	May 1989

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

The Company is not aware of any legal proceedings involving the directors listed above.

The following information, which has been provided by the Company’s director nominees, sets forth each such person’s principal occupation, employment and business experience during at least the past five years, and the period during which such person served as a director of the Company.

Julian C. Baker
Mr. Julian C. Baker has served as a director of Neurogen Corporation since May 1999. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother and a current director, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly-traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker holds an A.B. magna cum laude from Harvard University.

He is also a director of Incyte Corporation, Trimeris, Inc., and Genomic Health, Inc.

Eran Broshy
Mr. Eran Broshy has served as a director of Neurogen since July 2003. Mr. Broshy has been Chief Executive Officer and Director of inVentiv Health Inc., a preferred provider of comprehensive marketing and sales solutions for the pharmaceutical and life sciences industries. Mr. Broshy is a widely recognized authority and frequent speaker on strategic issues in pharmaceuticals and healthcare. Prior to joining inVentiv Health Inc., he served as the partner responsible for the healthcare practice of The Boston Consulting Group (BCG) across the Americas. During his fourteen-year tenure at BCG, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations, and academic medical centers, and advised on a range of strategic, organizational and operational issues. Mr. Broshy has also served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy holds a B.S. from Massachusetts Institute of Technology, a M.S. from Stanford University, and an M.B.A. from Harvard University.

Stephen R. Davis
Mr. Stephen R. Davis has served as a director of Neurogen since September 2001. Mr. Davis has been Chief Executive Officer since February 2008 and President since September 2007. Previously, he also served as Executive Vice President of Neurogen from September 2001 and Chief Operating Officer from April 2005. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University. He is also a director of Trimeris, Inc.

Stewart Hen
Mr. Stewart Hen has served as a director of Neurogen since April 2004. He joined Warburg Pincus, a private equity firm managing approximately $10 billion in private equity assets, in 2000 and has been a Managing Director focusing on investments in biotechnology and pharmaceuticals. Prior to joining Warburg Pincus, Mr. Hen was a consultant at McKinsey & Company. Previously, he held positions at Merck & Co., Inc. in both research & development and manufacturing. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in chemical engineering from the Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware. Mr. Hen is a director of Alita Pharmaceuticals, Inc., Allos Therapeutics, Inc., Altus Pharmaceuticals, Inc., Prestwick Pharmaceuticals and Rib-X Pharmaceuticals. He also serves on the Health Care & Sciences Group of the New York City Investment Fund.

John L. LaMattina, Ph.D.
Dr. John L. LaMattina was appointed to be a director of Neurogen in February 2008. For approximately 30 years until his retirement in December 2007, Dr. LaMattina worked for Pfizer, Inc. most recently as Senior Vice President, Pfizer, Inc. and President, Pfizer Global Research and Development. In those roles, he oversaw the drug discovery and development efforts of over 12,000 employees in the United States, Europe, and Asia. He graduated cum laude from Boston College with a B.S. in Chemistry, received a Ph.D. from the University of New Hampshire in Organic Chemistry, and then was a National Institute of Health Post Doctorate Fellow at Princeton University. Dr. LaMattina is the author of numerous scientific publications and U.S. patents and serves on the Board of Trustees of Boston College and Worcester Polytechnic Institute and as a director of the Terri Brodeur Breast Cancer Foundation.

Craig Saxton, M.D.
Dr. Craig Saxton has served as a director of Neurogen since January 2002 and as Chairman of the Board of Directors of Neurogen since December 2004. From 1993 until his retirement in 2001, Dr. Saxton was Vice President of Pfizer Inc and Executive Vice President, Pfizer Global Research and Development at Pfizer’s Research and Development headquarters in Groton, Connecticut. He held a variety of executive and research posts at Pfizer over a 25-year span. Dr. Saxton earned his B.S. in Anatomy and his M.D. from Leeds University in the U.K. After internship and residency in Medicine, he was a Research Fellow in Cardiovascular Research at the University of Leeds and subsequently undertook research in Applied Physiology at the Royal Air Force Institute of Aviation Medicine and Physiology in Farnborough, U.K. Dr. Saxton serves as a director of Conjuchem Inc. of Montreal, Canada and is a member of the compensation committee. He is also a director of inVentiv Health Inc. of New Jersey and is chairman of the governance committee. Dr. Saxton is on the Scientific Board of the African Medical and Research Foundation in New York and is a member of the American Academy of Pharmaceutical Physicians and the Connecticut Academy of Science and Engineering.

John Simon, Ph.D.
Dr. John Simon has served as a director of Neurogen since May 1989. Dr. Simon is a Managing Director of the investment banking firm Allen & Company, LLC, where he has been employed since 1972. He currently serves on the board of directors for Cardica, Inc., as well as on the boards of several privately-held companies. Dr. Simon holds a B.S. in Chemistry from The College of William & Mary, a Ph.D. in Chemical Engineering from Rice University, and both an M.B.A. in Finance and a J.D. from Columbia University.

The Company's Board of Directors recommends a vote FOR each named nominee for director.

CORPORATE GOVERNANCE
The Company’s Corporate Governance Committee Charter is designed to ensure that the composition, practices and operations of the Board of Directors are structured to effectively represent the Company’s stockholders. The Corporate Governance Committee of the Board of Directors recommends and monitors compliance with ethical standards affecting the Company. The Board of Directors expects all directors, officers, and employees to act ethically at all times and to adhere to the Neurogen Corporation Code of Business Conduct and Ethics.

Copies of the Neurogen Corporation Corporate Governance Committee Charter and the Neurogen Corporation Code of Business Conduct and Ethics are available on the Company’s website at www.neurogen.com.

Independence of the Board of Directors
Rules promulgated by the National Association of Securities Dealers, Inc. (“NASD”) for companies listed on the NASDAQ Stock Market LLC (“NASDAQ”) require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Upon reviewing all relevant transactions or relationships between each director (and his or her family members) and the Company, its senior management and its independent registered public accountants, the Board of Directors has affirmatively determined that eight of the Company’s nine directors currently serving on the Board of Directors are “independent” within the meaning of the applicable NASDAQ rules. Stephen R. Davis, the Company’s President and Chief Executive Officer is not “independent” within the meaning of the NASDAQ rules  In making its independence determinations, the Board of Directors considered all relationships between the Company and the director and the director’s family members, including:

•
For Felix Baker, Julian Baker, Steward Hen, Jonathan Leff and John Simon, their direct or indirect interest in the Company’s recent PIPE financing transaction as described under “Related Party Transactions.”  Each of these directors was determined to be independent by the Board of Directors.

BOARD MEETINGS AND COMMITTEES

Meetings of the Board of Directors
The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2007. During the fiscal year ended December 31, 2007, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively, with the exception of Jonathan S. Leff who attended 55% of the meetings.

Annual Meeting Attendance
Although the Company does not have a formal policy regarding attendance by directors at the Company’s annual meeting of stockholders, directors are encouraged to attend annual meetings of Neurogen Corporation stockholders. Eight out of nine directors attended the 2007 annual meeting of stockholders.

The Company makes every effort to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable. As a result, the Company believes that there has not been a need to adopt a formal process for stockholder communications with the Board of Directors. However, the Corporate Governance Committee of the Board of Directors does consider, from time to time, whether the adoption of a formal process of stockholder communications with the Board of Directors has become necessary or appropriate.

Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Science Committee. The Board of Directors has determined that each member of the Audit, Compensation, and Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and that each member of these Committees is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Board of Directors has determined that all members of the Audit Committee are independent under the NASDAQ rules and the rules of the Securities and Exchange Commission (the “SEC”) and that Dr. John Simon qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ rules. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting processes and systems. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. A copy of the Neurogen Corporation Audit Committee Charter is available on the Company’s website at www.neurogen.com.

Compensation Committee
On behalf of the Board of Directors, the Compensation Committee administers the Company’s executive compensation program. The Compensation Committee oversees the Company’s executive and employee compensation and stock option policies, reviews benefit programs, supervises the administration and operation of the Company’s stock option plans (including the review and approval of equity grants), and determines titles, salaries and other in-kind compensation for the executive officers of the Company, including those for the Chief Executive Officer and the other named executive officers listed in the Summary Compensation Table. There is currently no charter for the Compensation Committee.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee has from time to time relied on information and advice obtained from Frederic W. Cook & Co., an independent outside compensation consultant regarding certain matters related to CEO and other executive compensation.  In 2007, Frederic W. Cook assisted in analyzing the proposed additional stock option grants made by the Compensation Committee in January 2007 and in determining the definition of “good reason” under the Company’s Amendment and Restated Employment Agreements that were entered into in May 2007. Frederic W. Cook worked directly with management on these issues. The Compensation Committee also uses data from AON Radford’s compensation surveys to which the Company subscribes.

The Compensation Committee meets as needed throughout the year. A meeting early in the year generally defines objectives and bonus targets for the year. A meeting near the end of the year generally evaluates performance against objectives for the year. The Compensation Committee invites management to present any relevant information and meets without management. The Compensation Committee reports on its recommendations and findings to the Board of Directors.

The members of the Compensation Committee are Mr. Julian C. Baker (Committee Chairperson), Mr. Stewart Hen, Dr. Craig Saxton (Chairman of the Board), and Dr. John Simon. All members of the Compensation Committee are “independent”, as that term is defined under the NASDAQ rules. Compensation Committee membership is determined by the Board of Directors. None of the Company’s executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Corporate Governance Committee
The Corporate Governance Committee focuses on the broad range of issues surrounding the composition and operation of the Board of Directors by providing assistance in the recruitment and nomination for election of Board of Directors candidates, committee selection and rotation practices, leading the Board of Directors’ periodic evaluation of its performance and overall effectiveness, and recommending corporate governance standards to the Board of Directors. All members of the Corporate Governance Committee are “independent”, as that term is defined in the NASDAQ rules. A copy of the Neurogen Corporation Corporate Governance Committee Charter is available on the Company’s website at www.neurogen.com.

The Corporate Governance Committee has not established any specific minimum qualifications for Board of Directors membership. Instead, in considering candidates for directorships, the Corporate Governance Committee generally considers all relevant factors, including the candidate’s relevant expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethical standards and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills are also considered. Candidates for directorships are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. Candidates nominated by stockholders are evaluated using the same process as candidates nominated by the Corporate Governance Committee.

The Corporate Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to the Company under the procedures discussed in “Stockholders Proposals and Nominations” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending stockholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.

During 2007, the Corporate Governance Committee performed self-evaluations of the Board of Directors.

Science Committee
The Science Committee consults with the management of the Company regarding scientific, operational and strategic issues.

Committee Membership (2)

The following table identifies committee memberships and chairs as of June 13, 2008:

	Audit Committee	Compensation Committee	Corporate Governance Committee	Science Committee
Meetings Held(1)	4	1	3	1

Directors
Felix J. Baker, Ph.D(3).				M
Julian C. Baker		C	M
Eran Broshy	M		C
Stewart Hen		M		M
Jonathan S. Leff (3)			M
Craig Saxton, M.D., Chairman of the Board	M	M	M	C
John Simon, Ph.D.	C, F	M

M = Member, C = Chairman, F = Financial Expert
______________
Notes:
(1)	In addition to the information provided in the table, the independent members of the Board of Directors met separately without the two management members on eight occasions in 2007.
(2)	Effective after the 2007 Annual Shareholder’s Meeting, the Executive Committee ceased to exist.
(3)	Felix J. Baker and Jonathan S. Leff will not be standing for re-election at this Annual Meeting.

PROPOSAL NO. 2:
APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON EXCHANGE OF SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK SOLD IN THE FINANCING TRANSACTION DESCRIBED IN THIS PROXY STATEMENT

The Company is seeking stockholder approval for the issuance of shares of the Company’s Common Stock upon the exchange of shares of exchangeable preferred stock sold in the financing transaction described below, as required by the Nasdaq Marketplace Rules (the “Exchange”).  If Proposal No. 2 is approved at the Annual Meeting, and subject to certain conditions, each share of exchangeable preferred stock will be automatically exchanged for 26 shares of Common Stock, as more fully described below.

If the Exchange is not approved at the Annual Meeting, or at a subsequent meeting prior to April 11, 2009, the exchangeable preferred stock will remain outstanding, will continue to accrue cumulative dividends at an annual rate of 20% of the $31.20 per share purchase price (i.e., $6.24) compounded monthly, will retain a senior liquidation preference over shares of Common Stock, and holders will be able to call their shares for redemption at any time beginning on April 11, 2009, all of which could materially and adversely affect the Company and its stockholders.

Background of the Financing Transaction

On April 7, 2008, the Company entered into a financing transaction (the “Financing Transaction”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) among the Company and selected institutional investors (the “Purchasers”).  Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Purchasers (i) an aggregate of 981,411 shares of its non-voting Series A Exchangeable Preferred Stock, par value $0.025 per share (the “Series A Exchangeable Preferred Stock”) and (ii) warrants (the “Warrants”) exerciseable to acquire a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Series A Exchangeable Preferred Stock may be exchanged.  The sale was completed by way of a private placement transaction pursuant to the Securities Act of 1933, as amended.  The total purchase price paid by the Purchasers was $30,620,023, resulting in net proceeds to the Company of approximately $28,433,980, after deducting placement agent fees and other offering expenses paid by the Company.  Based on the closing price of the Common Stock on April 7, 2008 of $2.26 per share, the market value of the shares issuable upon exchange of the Series A Exchangeable Preferred Stock was $57,667,710.  The Warrants have an exercise price of $2.30 per share, which was slightly above the closing price of the Common Stock on that date.

Prior to completing the Financing Transaction, the Company needed additional capital to fund its clinical development objectives in its insomnia, anxiety, restless leg syndrome and Parkinson’s disease programs and to fund its general corporate operations beyond 2008.  After considering numerous potential financing alternatives, the Company’s Board of Directors determined that the Financing Transaction was an appropriate financing alternative for the Company because it would provide capital to enable the Company to continue its development objectives and would provide greater financial flexibility than other alternatives.

Requirement for Stockholder Approval

Because the Company’s Common Stock is listed on the Nasdaq Global Market, the Company is subject to the Nasdaq Marketplace Rules.  Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock, other than a public offering for cash, at a price below the greater of book or market value of the stock, where the amount of stock being issued would equal 20% or more of the total number of shares of common stock outstanding immediately prior to such issuance or 20% or more of the total voting power outstanding immediately prior to the issuance.  Additionally, Rule 4350 requires stockholder approval prior to any issuance or sale of voting stock that will result in a change of control of an applicable listed company.  This rule does not specifically define when a change of control is deemed to occur.  However, Nasdaq suggests in its guidance that a change of control would occur, subject to certain exceptions, if after a transaction a person or an acquiring entity holds 20% or more of the voting power of the outstanding capital stock of an applicable listed company.  Also, because the Common Stock issuable upon the Exchange of the Series A Exchangeable Preferred Stock will be issued at a discount to the market price of the Common Stock on the date of the Securities Purchase Agreement, the issuance of such shares to John Simon, who is a member of the Company’s Board of Directors, and to Warburg (as defined below), with whom the Company’s directors Jonathan Leff and Stewart Hen are affiliated, could be deemed to be equity compensation within the meaning of Rule 4350, thereby requiring stockholder approval.

The purchase price for the Series A Exchangeable Preferred Stock, on an as-exchanged for Common Stock basis, represented a 48% discount to the closing price of the Company’s Common Stock on the Nasdaq Global Market for the trading day ending immediately prior to the execution of the Securities Purchase Agreement.  In addition, if the Exchange is approved, the number of shares of Common Stock issuable upon the Exchange will exceed 20% of the Company’s outstanding Common Stock, not including the impact of the Warrants.  Finally, upon consummation of the Exchange the beneficial ownership of the Company’s Common Stock by Warburg Pincus Private Equity VIII, L.P. (“Warburg”), Baker Brothers Investments and affiliated entities (“Baker Bros.”) and persons and entities affiliated with the Tisch family will remain at 20%, 13% and 10%, respectively.

As a result of these factors, the Securities Purchase Agreement and the other documents relating to the Financing Transaction were structured to require stockholder approval for the Exchange and, accordingly, the Company is now requesting such stockholder approval.

Reasons for Stockholder Approval

Pursuant to the Securities Purchase Agreement, the Company agreed to hold a meeting of its stockholders on or prior to the 120th day following the April 11, 2008 closing of the Financing Transaction to obtain approval for the Exchange.  If stockholder approval for the Exchange is not obtained at this meeting or at another meeting on or prior to April 11, 2009, the holders of the Series A Exchangeable Preferred Stock will not have the option to exchange the Series A Exchangeable Preferred Stock for Common Stock and the Series A Exchangeable Preferred Stock will remain outstanding pursuant to its terms.  If the Series A Exchangeable Preferred Stock remains outstanding, it will continue to accrue cumulative dividends at an annual rate of 20% of the $31.20 per share purchase price (i.e., $6.24 per share), compounded monthly, will retain a senior liquidation preference over shares of the Company’s Common Stock, and its holders will be entitled to call their shares for redemption any time on or after April 11, 2009.  However, if the Company’s stockholders approve the Exchange pursuant to this proposal, the Series A Exchangeable Preferred Stock will, automatically and without further action on the part of the holders thereof, be exchanged for shares of Common Stock, and, accordingly, the dividend, liquidation and redemption rights of the Series A Exchangeable Preferred Stock will be eliminated.

Interests of Certain Persons in the Financing Transaction

The following directors of the Company are members or directors of the Purchasers and therefore are considered related parties in the Financing Transaction: (i) Felix J. Baker, Ph.D., Managing Member, Baker Bros. Advisors, LLC; (ii) Julian C. Baker, Managing Member, Baker Bros. Advisors, LLC; (iii) Stewart Hen, Managing Director, Warburg Pincus LCC; and (iv) Jonathan S. Leff, Managing Director, Warburg Pincus LLC.  Each of Baker Bros. Advisors LLC and Warburg Pincus LLC, and their affiliated entities, are greater than 5% holders of the Company’s Common Stock.  In addition, entities affiliated with the Tisch family members, who collectively hold greater than 5% if the Company’s Common Stock, also participated in the Financing Transaction.  See “Security Ownership of Certain Beneficial Owners And Management” in this proxy statement. In addition, John Simon, Ph.D., a director of the Company, was a Purchaser in the Financing Transaction.

The names of the Purchasers affiliated with the related parties and the number of shares of Common Stock issuable upon exchange of the Series A Exchangeable Preferred Stock and exercise of the Warrants held by such Purchasers are presented in the table below.

Name of Investor	Shares of Common Stock Issuable Upon Exchange of Series A Exchangeable Preferred Stock	Shares of Common Stock Issuable Upon Exercise of Warrants
Baker Bros. Advisors, LLC	3,058,328	1,529,164
Warburg Pincus LLC	4,999,982	2,499,991
Four-Fourteen Partners, L.L.C. (1)	2,500,004	1,250,002
John Simon, Ph.D.	249,990	124,995
______________
Notes:
(1) Entity affiliated with the Tisch family members, who hold shares of the Company’s Common Stock.

The Board of Directors considered the material facts as to the related parties’ relationships with the investors and as to the related party nature of the Financing Transaction.  Taking these facts into account, the Board of Directors determined the Financing Transaction to be in the Company’s best interest and approved the general terms of the Financing Transaction.  In addition, the Board of Directors authorized an ad hoc Finance Committee, comprised of Eran Broshy, Stephen R. Davis, Craig Saxton and John Simon to determine and approve the specific terms of the Financing Transaction.  All of the disinterested directors on the Finance Committee approved the specific terms of the Financing Transaction and John Simon recused himself from the vote.  Additionally, the Company’s Audit Committee met to consider the related-party nature of the transaction and approved the Financing Transaction.  The Company believes that the terms of the Financing Transaction were at least as favorable to the Company as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

The holders of Series A Exchangeable Preferred Stock are not entitled to vote their shares of Series A Exchangeable Preferred Stock on this proposal.

Summary of the Financing Transaction, the Series A Exchangeable Preferred Stock and the Warrants

The terms of the Financing Transaction, the Series A Exchangeable Preferred Stock and the Warrants are complex and are only summarized below.  Although this Proxy Statement contains a summary of the material terms of the Financing Transaction, the Series

A Exchangeable Preferred Stock and the Warrants, stockholders can find further information in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 11, 2008 and in the registration statement on Form S-3 filed with the SEC on May 1, 2008, and the Financing Transaction documents filed as exhibits to such current report and registration statement.  The Company electronically files annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.  Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549.  Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Terms of the Series A Exchangeable Preferred Stock

General.  The Company’s Restated Certificate of Incorporation, as amended, authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, par value $0.025 per share.  Subject to the limitations prescribed by the Restated Certificate of Incorporation, as amended, the Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without further vote or action by the Company’s stockholders.  The Series A Exchangeable Preferred Stock is a series of preferred stock.  The rights, preferences and privileges of the Series A Exchangeable Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Neurogen Corporation filed with the Secretary of State of the State of Delaware on April 10, 2008 (the “Certificate of Designations”).  Pursuant to the Certificate of Designations, 1,500,000 of the 2,000,000 authorized shares of preferred stock were designated as Series A Exchangeable Preferred Stock.  An aggregate of 981,411 shares of Series A Exchangeable Preferred Stock were issued and sold in the Financing Transaction.

Rank and Voting.  Pursuant to the Certificate of Designations, the Series A Exchangeable Preferred Stock ranks senior to the Company’s Common Stock and each other class or series of shares of the Company with respect to dividend rights and rights upon liquidation, winding up or dissolution, and is non-voting stock, except as otherwise required by Delaware law, subject to the rights of the holders to consent to any amendment of the terms of the Series A Exchangeable Preferred Stock.

For so long as the Series A Exchangeable Preferred Stock remains outstanding, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Exchangeable Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the Series A Exchangeable Preferred Stock.  In addition, without the written consent or affirmative vote of the holders of at least a majority of the Series A Exchangeable Preferred Stock and subject to limited exceptions, the Company shall not create, issue or approve any series or class of capital stock or debt security of the Company that is convertible or exchangeable into any capital stock of the Company or that has preference or priority over or is on par with the Series A Exchangeable Preferred Stock.

Dividends.  Dividends on the Series A Exchangeable Preferred Stock are cumulative and began to accrue daily at an annual rate of 20% of the $31.20 purchase price per share (i.e., $6.24), compounded monthly from and including April 11, 2008.  Dividends are payable until the Series A Exchangeable Preferred Stock is exchanged for Common Stock, is redeemed by the Company upon a liquidation, dissolution or change in control of the Company, or is otherwise acquired by the Company.  Dividends shall be paid by the Company on the last day of each calendar month beginning August 2008; provided, however, that no dividends shall be payable if the Exchange has occurred prior to August 11, 2008.  Dividends will be paid in cash (provided the Company may lawfully do so) or additional shares of Series A Exchangeable Preferred Stock at the election of each holder of Series A Exchangeable Preferred Stock (which additional shares of Series A Exchangeable Preferred Stock shall be deemed to accrue and accumulate dividends (whether or not declared) as otherwise set forth in the Certificate of Designations in respect of which such dividends are paid).  In the event that the Company fails for any reason to pay dividends on the Series A Exchangeable Preferred Stock when it is lawfully permitted to do so or fails to redeem all shares of the Series A Exchangeable Preferred Stock within 30 days after receipt of a redemption demand notice, the dividend rate on the Series A Exchangeable Preferred Stock will be increased to 30% per annum.  For so long as any shares of Series A Exchangeable Preferred Stock remain outstanding, the Company shall not, without the prior consent of the holders of a majority of the outstanding shares of Series A Exchangeable Preferred Stock, pay any dividend upon any other class or series of equity securities of the Company (“Junior Stock”), whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any Junior Stock.  In addition, if the Company does declare, set aside for or pay any dividends or make any distributions on shares of Junior Stock, the holders of the Series A Exchangeable Preferred Stock then outstanding will be entitled to simultaneously receive such dividend or distribution on a pro rata basis as if the shares of Series A Exchangeable Preferred Stock then outstanding had been exchanged into the greatest number of shares of Common Stock into which such shares of Series A Exchangeable Preferred Stock could be exchanged.

Share Exchange.  Upon the later to occur of (i) the approval by the holders of the Common Stock of the Exchange as required by the applicable rules of The Nasdaq Stock Market and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), each share of Series A Exchangeable Preferred Stock will be automatically exchanged for a number of shares of Common Stock determined by dividing (i) the stated value for the Series A Exchangeable Preferred Stock of $31.20 by (ii) the exchange price of the Series A Exchangeable Preferred Stock then in effect.  The initial exchange price of the Series A Exchangeable Preferred Stock shall be $1.20 per share, resulting in an initial exchange rate of 26 shares of Common Stock for each share of Series A Exchangeable Preferred Stock.  The exchange price is subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the Common Stock.  Upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Series A Exchangeable Preferred Stock, if any, shall be paid in shares of Common Stock.  If stockholder approval of the exchange is not obtained on or prior to April 11, 2009, the holders of the Series A Exchangeable Preferred Stock will not have the option to exchange the Series A Exchangeable Preferred Stock for Common Stock, in which case the Series A Exchangeable Preferred Stock shall remain outstanding pursuant to its terms.

If stockholder approval has been obtained prior to April 11, 2009 and prior to the expiration or termination of any waiting period under the HSR Act (the “HSR Approval”), then all outstanding shares of Series A Exchangeable Preferred Stock (whether or not held by a stockholder required to file for such HSR Approval) will not be exchanged for shares of Common Stock until receipt of such HSR Approval or until such time as no HSR Approval is required or the exchange of the Series A Exchangeable Preferred Stock is not otherwise prohibited by the provisions of the HSR Act, including, but not limited to, in the event of a transfer by a holder of Series A Exchangeable Preferred Stock to any other person, whether or not such person is an affiliate of the holder, the result of which is that the exchange of such shares would not violate the HSR Act.  The holder shall deliver written notice to the Company at least five days prior to the date on which such holder plans to take any action which such holder intends to result in the removal of any restriction on the exchange of the Series A Exchangeable Preferred Stock under the HSR Act.  On the date of exchange, all rights with respect to the Series A Exchangeable Preferred Stock so exchanged will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Exchangeable Preferred Stock and any accrued but unpaid dividends thereon (whether or not declared) have been exchanged.

Liquidation Preference.  If the Company experiences a voluntary or involuntary liquidation, dissolution or winding up, holders of any Series A Exchangeable Preferred Stock that remains outstanding at the time will have the right to receive the greater of: (i) the sum of 120% of the then current stated value of a share of Series A Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such distribution and (ii) an amount equal to the average of the closing prices for the Common Stock on the Nasdaq Global Market for the 20 trading days immediately preceding the date which the Company or the holders of the outstanding Series A Exchangeable Preferred Stock exercise the liquidation preference right multiplied by the then current exchange rate for the Series A Exchangeable Preferred Stock.  If the assets of the Company are insufficient to make payment of the liquidation distributions, the holders of Series A Exchangeable Preferred Stock shall share equally and ratably in any distribution in proportion to the full payment to which each holder would otherwise be entitled.  After payment of the full amount of the liquidation distributions to which they are entitled, the holders of Series A Exchangeable Preferred Stock will have no further rights in respect of such shares of Series A Exchangeable Preferred Stock and shall not be entitled to participate in any further distributions of the Company’s assets.

Change in Control.  If the Company consummates a “change in control,” as defined in the Certificate of Designations, holders of any Series A Exchangeable Preferred Stock that remains outstanding at that time will have the right to receive the greater of: (i) the sum of 120% of the then current stated value of a share of Series A Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such change in control and (ii) the consideration per share of Common Stock received by the holders thereof in a change in control, provided, that, if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Company’s Board of Directors and the holders of at least a majority of the outstanding shares of Series A Exchangeable Preferred Stock.  If the assets of the Company are insufficient to make payment of the distributions upon a change of control, the holders of Series A Exchangeable Preferred Stock shall share equally and ratably in any distribution in proportion to the full payment to which each holder would otherwise be entitled.  After payment of the full amount of the distributions to which they are entitled upon a change of control, the holders of Series A Exchangeable Preferred Stock shall have no further rights in respect of such shares of Series A Exchangeable Preferred Stock and shall not be entitled to participate in any further distributions of the Company’s assets.

Redemption.  If the Series A Exchangeable Preferred Stock remains outstanding on or following the earlier of April 11, 2009 and the date on which the Company issues any capital stock or debt securities (other than issuances pursuant to an equity incentive plan), both the Company and the holders of at least a majority of the outstanding shares of Series A Exchangeable Preferred Stock will have the option to cause the Company, to the extent it may lawfully do so, to redeem, from time to time, any or all of the outstanding shares of Series A Exchangeable Preferred Stock for cash in a per share amount equal to the greater of: (i) the sum of 120% of the then current stated value of a share of Series A Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such redemption and (ii) an amount equal to the average of the closing prices for the Common Stock on the Nasdaq Global Market for the 20 trading days immediately preceding the date which the Company or the holders of the outstanding Series A Exchangeable Preferred Stock exercise such right multiplied by the then current exchange rate for the Series A Exchangeable Preferred Stock (the “Redemption Price”).

The Company cannot assure you that it will have sufficient financial resources to redeem the Series A Exchangeable Preferred Stock if required to do so on or after April 11, 2008.  If the Company is required to redeem the Series A Exchangeable Preferred Stock, the ongoing business and operations of the Company could be significantly and materially impacted.

Warrants

The Warrants issued to the Purchasers become exercisable on the earlier of (i) the date the Company holds the meeting of stockholders to approve the exchange of the Series A Exchangeable Preferred Stock into Common Stock, and (ii) one year from the date of issuance of the Warrants.  The Warrants are exercisable for 50% of the shares of Common Stock into which a share of Series A Exchangeable Preferred Stock is exchangeable at the time of exercise.  The Warrants have an exercise price of $2.30 per share and will expire five years from the date of issuance.  The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of Common Stock, as applicable.

Registration Rights

Pursuant to a Registration Rights Agreement dated April 7, 2008 between the Company and the Purchasers entered into in connection with the Financing Transaction (the “Registration Rights Agreement”), certain holders of the Series A Exchangeable Preferred Stock were entitled to registration rights with respect to the shares of Common Stock, if any, issued upon exchange of the Series A Exchangeable Preferred Stock and upon exercise of the Warrants.  Additionally, Purchasers that held shares of Common Stock acquired prior to the Financing Transaction that were not otherwise freely tradeable were also entitled to registration rights in respect of those shares.  On May 1, 2008, the Company filed a registration statement to register the shares of Common Stock issuable upon exchange of the Series A Exchangeable Preferred Stock and upon exercise of the Warrants, as well as the shares of Common Stock acquired by Purchasers prior to the Financing Transaction.  The Company has agreed to use its reasonable best efforts to cause the registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (i) 15 days after the meeting of stockholders to approve the Exchange and (ii) April 11, 2009. If the registration statement is not declared effective by or becomes unavailable following this deadline, the Company will make pro rata liquidated damages payments to each Purchaser who continues to hold shares of Common Stock acquired in the Financing Transaction in an amount equal to 1.5% of the aggregate purchase price paid by the Purchaser to acquire such shares for each 30 calendar day period or pro rata portion thereof following the deadline that the registration statement is not effective or not available.  If any of the Series A Exchangeable Preferred Stock has not been exchanged for Common Stock prior to April 11, 2009, the Company has agreed to use its reasonable best efforts to cause to be declared effective, and to keep continuously effective, a registration statement to register the Series A Exchangeable Preferred Stock.  The Company has agreed to pay all of its fees and expenses related to the filing of the registration statements under the Registration Rights Agreement.  The Company has also agreed to reimburse the Purchasers for the reasonable fees and disbursements of one counsel chosen by the Purchasers, not to exceed $25,000.

The Company has agreed to indemnify and hold harmless the holders of the Series A Exchangeable Preferred Stock and the Common Stock received upon the Exchange, and the directors, officers, employees, affiliates and agents of each such holder, and each person who controls any such holder from any losses, claims, damages, liabilities, joint or several, or any actions in respect thereof to which each holder may become subject under the Securities Act, the Exchange Act or otherwise.  However, the Company is not required to indemnify such holders to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in a registration statement or prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such holder and furnished to the Company by or on behalf of such holder specifically for inclusion therein.

Consequences if Exchange is Approved

Equal Rights. If the Exchange is approved, the rights and privileges associated with the Common Stock issued in the exchange will be identical to the rights and privileges associated with the Common Stock held by the Company’s existing common stockholders, except that holders of the Common Stock issued in the exchange for the Series A Exchangeable Preferred Stock will have the registration rights described above under “Registration Rights.”

Dilution.  If the Exchange is approved, the Company will issue a total of 25,516,686 shares of Common Stock in the exchange, which will represent approximately 38% of the total number of shares of Common Stock outstanding immediately after giving effect to the exchange.  As a result, the Company’s existing stockholders will incur substantial dilution to their voting interests and will own a significantly smaller percentage of the Company’s outstanding Common Stock.

Concentration of Ownership and Board Membership of Purchasers.  If the issuance of Common Stock upon the exchange of the Series A Exchangeable Preferred Stock is approved, the Purchasers will own an aggregate of approximately 67% of the total number of shares of Common Stock outstanding immediately after giving effect to the Exchange.  As a result, the Purchasers will be able to exercise substantial influence over any future actions requiring stockholder approval. In addition, if the nominees for director set forth in Proposal No. 1 are approved, three of the seven members of the Company’s Board of Directors will be affiliated with the

Purchasers.

Elimination of Dividend, Liquidation and Redemption Rights of Series A Exchangeable Preferred Stock.  If the Exchange is approved, all rights with respect to the Series A Exchangeable Preferred Stock will terminate, and all shares of Series A Exchangeable Preferred Stock will be cancelled.  If the Exchange is approved at this Annual Meeting, no dividends will be issued in connection with the Exchange because no dividends are payable on the Series A Exchangeable Preferred Stock if the Exchange occurs before August 11, 2008.  In addition, approval of the Exchange will result in the elimination of the liquidation preference and redemption rights existing in favor of the Series A Exchangeable Preferred Stock.  The Board of Directors believes that the elimination of the requirement to pay dividends on the Series A Exchangeable Preferred Stock and the elimination of the liquidation preference and redemption rights existing in favor of the Series A Exchangeable Preferred Stock would be in the best interests of the Company and its stockholders.

Resale.  The Company intends to register the resale of the shares of Common Stock issuable upon the Exchange, together with any shares of Common Stock acquired by the Purchasers prior to the Financing Transaction and not otherwise freely tradeable, with the SEC under a registration statement on Form S-3.  Once the registration statement is declared effective, such shares will be freely tradeable.  The market price of the Company’s Common Stock could be materially and adversely affected if a sufficient number of such shares are sold into the market.

Consequences if Issuance of Common Stock Upon the Exchange of Series A Exchangeable Preferred Stock is Not Approved

If the issuance of Common Stock upon the exchange of the Series A Exchangeable Preferred Stock is not approved prior to April 11, 2009, then the Series A Exchangeable Preferred Stock will remain outstanding in accordance with its terms.  If the Series A Exchangeable Preferred Stock remains outstanding, it will continue to accrue cumulative dividends at an annual rate of 20% of the $31.20 per share purchase price (i.e., $6.24) compounded monthly, will retain a senior liquidation preference over shares of the Company’s Common Stock, and holders of Series A Exchangeable Preferred Stock will be entitled to call their shares of Series A Exchangeable Preferred Stock for redemption in the future.

Dividends.  Dividends on each share of Series A Exchangeable Preferred Stock are cumulative and began to accrue on April 11, 2008 at an annual rate of 20% of the $31.20 per share purchase price (i.e., $6.24), compounded monthly.  Dividends are payable until the Series A Exchangeable Preferred Stock is exchanged for Common Stock, is redeemed by the Company upon a liquidation, dissolution or change in control of the Company, or is otherwise acquired by the Company.  Dividends will be paid by the Company on the last day of each calendar month beginning August 2008; provided, however, that no dividends shall be payable if the Exchange has occurred prior to August 11, 2008.  Dividends will be paid in cash (provided the Company may lawfully do so) or additional shares of Series A Exchangeable Preferred Stock at the election of each holder of Series A Exchangeable Preferred Stock (which additional shares of Series A Exchangeable Preferred Stock shall be deemed to accrue and accumulate dividends (whether or not declared) as otherwise set forth in the Certificate of Designations in respect of which such dividends are paid).  In the event that the Company fails for any reason to pay dividends on the Series A Exchangeable Preferred Stock when it is lawfully permitted to do so or fails to redeem all shares of the Series A Exchangeable Preferred Stock within 30 days after receipt of a redemption demand notice, the dividend rate on the Series A Exchangeable Preferred Stock will be increased to 30% per annum.  For so long as any shares of Series A Exchangeable Preferred Stock remain outstanding, the Company shall not, without the prior consent of the holders of a majority of the outstanding shares of Series A Exchangeable Preferred Stock, pay any dividend upon any Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any Junior Stock.  In addition, if the Company does declare, set aside for or pay any dividends or make any distributions on shares of Junior Stock, the holders of the Series A Exchangeable Preferred Stock then outstanding will be entitled to simultaneously receive such dividend or distribution on a pro rata basis as if the shares of Series A Exchangeable Preferred Stock then outstanding had been exchanged into the greatest number of shares of Common Stock into which such shares of Series A Exchangeable Preferred Stock could be exchanged.

Liquidation Preference.  For so long as the Series A Exchangeable Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of Common Stock in connection with any liquidation or change of control of the Company.  The senior liquidation preference will represent a minimum of approximately $36,744,027, plus all accrued and unpaid dividends, but may be significantly higher if the trading price of the Common Stock increases between the date of the closing of the Financing Transaction and the date of any liquidation or change of control transaction that triggers payment of the liquidation preference.  This payment would be made to the holders of the Series A Exchangeable Preferred Stock prior to any payments to the holders of Common Stock.

Redemption.  If the Series A Exchangeable Preferred Stock remains outstanding as of the earlier of April 11, 2009 and the date the Company issues any capital stock or debt securities (other than issuances of Common Stock pursuant to the Company’s equity incentive plans or other permitted issuances), the holders of a majority of the outstanding shares of Series A Exchangeable Preferred Stock may cause the Company, at any time thereafter, to redeem any or all of the outstanding shares of Series A Exchangeable Preferred Stock for the Redemption Price.  If the holders of Series A Exchangeable Preferred Stock redeem their shares, the Company would be required to expend substantial cash resources, which the Company may not have at that time, or the Company could be forced to divert its working capital, requiring the Company to significantly reduce or even cease its operations.  The Company could also be forced to seek additional financing on unfavorable terms, which could materially and adversely affect the interests of the

Company’s stockholders at that time.  In addition, the Company’s cash reserves may be insufficient to redeem such shares, in which case the Company may not be able to continue as a going concern if the Company is unable to support its operations or cannot otherwise raise the necessary funds to support its operations.  Such redemption would require the Company to expend a minimum of approximately $36,744,027, including accrued dividends through the date of redemption, and could require a much larger cash expenditure if the trading price of the Common Stock increases between the date of the closing of the Financing Transaction and the redemption date.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The Company’s Board of Directors has determined that it is in the Company’s and its stockholders’ best interests to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of authorized shares of Common Stock from 75,000,000 to 150,000,000 and of Preferred Stock from 2,000,000 to 10,000,000.  The Board of Directors unanimously approved the proposed amendment to the Certificate of Incorporation in substantially the form attached hereto as Appendix A (the “Amendment”).  The Board of Directors seeks the approval of the Amendment by the Company’s stockholders.

If the Amendment is approved by the Company’s stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The principal features of the Amendment provisions to increase the authorized shares of Common Stock and Preferred Stock are summarized below, but the summary is qualified in its entirety by reference to Article FOURTH of the Amendment attached hereto as Appendix A.  We encourage you to read the Amendment carefully.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of Common Stock from 75,000,000 to 150,000,000 and to increase the total number of authorized shares of Preferred Stock from 2,000,000 to 10,000,000.  In April 2007, the Company entered into the Financing Transaction discussed in Proposal No. 2 and the Company plans to use 25,516,686 of the additional shares of Common Stock for issuance upon the exchange of the Series A Exchangeable Preferred Stock into Common Stock and the conversion of the Warrants pursuant to the Financing Transaction.  The Company is seeking to increase the number of authorized shares of Preferred Stock to provide flexibility to issue such Preferred Stock in connection with potential financings in a timely fashion.

As of the Record Date, there were [42,162,296] shares of Common Stock outstanding and held by the Company’s stockholders.  In addition to these shares, as of the Record Date, there were 6,872,520 shares of Common Stock reserved for issuance under the Company’s equity compensation plans.  The Company has reserved 25,516,686 shares of Common Stock for issuance upon the exchange of the Series Exchangeable Preferred Stock and the conversion of the Warrants, and the Company intends to apply for listing of these shares on the NASDAQ.  Other than the 981,411 shares of Series A Exchangeable Preferred Stock issued pursuant to the Financing Transaction discussed in Proposal No. 2, there are no shares of Preferred Stock outstanding as of the Record Date.

Other possible business and financial uses for the additional shares of Common Stock include, without limitation, stock splits, raising capital through the sale of Common Stock, acquiring other companies, businesses or products in exchange for shares of Common Stock, attracting and retaining employees by the issuance of additional securities under equity compensation plans, and other transactions and corporate purposes that the Board of Directors deems are in the Company’s best interest.  The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the NASDAQ Marketplace Rules.  Other than issuances of Common Stock upon the exchange of the Series A Exchangeable Preferred Stock and the conversion of the Warrants, as of the date of this proxy statement the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Subject to the provisions of the Company’s Certificate of Incorporation and the limitations prescribed by applicable law or the rules of any stock exchange on which the Company’s securities may then be listed, the Board of Directors would be authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designation, powers, prefers, rights, qualifications, limitations and restrictions of such shares.

Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, to the extent that the additional authorized shares of Common Stock are issued in the future, including pursuant to the exchange of the Series A Exchangeable Preferred Stock and the conversion of the Warrants, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.

The Company has not proposed the increase in the number of authorized shares with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized number of shares has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

The Company could also use the additional shares for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

The Board of Directors recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4: ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN, AS AMENDED

The Company’s stockholders are requested to approve an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005, June 9, 2006 and June 7, 2007) (the “2001 Plan”) to increase the maximum number of shares of Common Stock available for issuance pursuant to awards under the 2001 Plan by 1,000,000 shares from 5,250,000 to 6,250,000 and to increase the maximum number of shares of Common Stock available for grants of stock options to an individual participant in any calendar year by 500,000 from 500,000 to 1,000,000.

The Board of Directors approved the proposed amendment to the 2001 Plan on April 22, 2008, subject to approval of the Company’s stockholders.  Pursuant to Section 10 of the 2001 Plan, stockholder approval is required for any amendment to the 2001 Plan that would increase the total number of shares of Common Stock available for grants of stock options or restricted shares under Section 4.2 of the 2001 Plan or increase the number of shares available for stock options to an individual participant in any calendar year under Section 6.6 of the 2001 Plan.  The Company’s stockholders are now requested to approve the proposed amendment to the 2001 Plan.

If the stockholders approve the proposed amendment to the 2001 Plan, such approval will be considered approval of the 2001 Plan, as amended by the proposed amendment, for purposes of Section 162(m) and Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the proposed amendment to the 2001 Plan is not approved by the stockholders, the 2001 Plan, as in effect immediately prior to the adoption of the proposed amendment by the Board of Directors, will remain in full force and effect.

A copy of the text of the proposed amendment is set forth in Appendix B to this proxy statement and a copy of the entire 2001 Plan as amended and restated to include the proposed amendment is set forth in Appendix C to this proxy statement. The principal features of the 2001 Plan, as proposed to be amended, are summarized below for the convenience and information of the Company’s stockholders.  This summary is qualified in its entirety by reference to the proposed amendment set forth in Appendix B and the amended and restated 2001 Plan set forth in Appendix C. Capitalized terms used and not otherwise defined in this summary shall have the meanings set forth in the 2001 Plan.  Stockholders are encouraged to read the 2001 Plan and the proposed amendment carefully.

Purpose
The purpose of the proposed amendment is to increase the number of shares that may be issued pursuant to awards under the 2001 Plan, and to increase the maximum number of shares that may be issued to any individual participant in any calendar year in respect of stock options, in order to attract and retain the best available personnel and to provide additional incentive for directors, employees and consultants to promote the Company’s success and enhance its value by linking their personal interests to those of the Company’s stockholders. The Company has recently undergone a significant restructuring and the Board of Directors believes that making certain stock option grants would increase employee retention.  On April 24, 2008, the Compensation Committee awarded 2,252,000 options to employees, however, only 1,531,360 shares were available for issuance under the 2001 Plan at that time. Thus, 720,640 option grants made on April 24, 2008 were made subject to stockholder approval of the proposed amendment at this Annual Meeting.  In connection with our previously announced restructuring that will result in termination of approximately 115 employees, we anticipate that approximately 1,347,537 underwater or unvested options will be cancelled and returned to the pool of available shares under the 2001 Plan.

Number of Shares
Currently, the maximum aggregate number of shares of Common Stock that could be issued or transferred under the 2001 Plan may not exceed five million two hundred and fifty thousand (5,250,000) shares; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of restricted shares. Upon stockholder approval of the proposed amendment to the 2001 Plan, the maximum aggregate number of shares of Common Stock that could be issued or transferred under the 2001 Plan will be six million two hundred and fifty thousand (6,250,000) shares; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of restricted shares.  Of the proposed 1,000,000 share increase, 720,640 options were granted on April 24, 2008 subject to approval of the proposed amendment.

Currently, no participant may receive stock options to purchase more than five hundred thousand (500,000) shares of Common Stock during any calendar year. Upon stockholder approval of the proposed amendment to the 2001 Plan, no participant may receive stock options to purchase more than one million (1,000,000) shares of Common Stock during any calendar year.

Currently, in the case of any individual participant in the 2001 Plan, the maximum number of shares of Common Stock that could be issued in the form of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. Under the proposed amendment to the 2001 Plan, this amount will remain unchanged.

The limits on the numbers of shares described in this section and the number of shares subject to any award under the 2001 Plan are subject to proportional adjustment as determined by the Board of Directors to reflect certain stock changes such as stock dividends and stock splits (see “Adjustments for Changes in Capital Structure” below).

If any stock options expire unexercised or any stock options or grants of restricted stock are forfeited, surrendered, canceled, terminated or settled in cash in lieu of common stock, any shares subject to the award at such time will be available for future grants under the 2001 Plan.

The shares of common stock which may be issued under the 2001 Plan, may be either authorized and unissued shares or shares which have been reacquired by the Company and are being held as treasury shares.

Administration
The administration, interpretation and operation of the 2001 Plan is vested in the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee may designate persons other than members of the Compensation Committee to carry out the day-to-day administration of the 2001 Plan. The Compensation Committee may also (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Compensation Committee), acting together, the authority to grant stock options or restricted shares to those eligible directors, employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to a director, employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of stock options or restricted shares; provided, however, that such delegation or adoption will not be effective if it would disqualify the 2001 Plan, or any other plan of the Company (or of any subsidiary) intended to be so qualified, from (i) the exemption provided by the Securities and Exchange Commission’s (the “SEC”) Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto.

Subject to the terms and conditions of the 2001 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, to revise awards and to make all other determinations and take all other actions necessary or advisable for the administration of the 2001 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2001 Plan.

Eligibility
Employees, non-employee directors and consultants of the Company and/or its subsidiaries are eligible to receive awards under the 2001 Plan. As of the record date, 8 non-employee directors and approximately 33 employees were eligible to participate in the 2001 Plan. The Compensation Committee determines which of our employees, consultants and directors will be granted awards. No employee, non-employee director or consultant is entitled to participate in the 2001 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service with us. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2001 Plan.

Awards under the 2001 Plan
Introduction. Awards under the 2001 Plan may consist of stock options or restricted shares, each of which is described below. All awards will be evidenced by an award agreement between the Company and the individual grantee or such alternative arrangements as the Compensation Committee may determine from time to time. In the discretion of the Compensation Committee, an eligible employee may receive awards from one or both of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options. A stock option is an award that entitles an optionee to purchase shares of Common Stock at a price fixed at the time the option is granted. Upon stockholder approval of the proposed amendment to the 2001 Plan, in the case of any individual participant in the 2001 Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed one million (1,000,000) shares of Common Stock.

Stock options granted under the 2001 Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the 2001 Plan. The exercise price and other terms and conditions of stock options will be determined by the Compensation Committee at the time of grant.

Non-qualified stock options provide for the right to purchase shares of Common Stock at a specified price, and usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period. Unless otherwise determined by the Compensation Committee (in its sole discretion) at or prior to the time of grant of a stock option, or unless otherwise provided in the award agreement or in the optionee’s employment, severance or consulting agreement in respect of any such stock option, the term of each non-qualified stock option will be ten years.

Incentive stock options are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. Incentive stock options, however, may be subsequently modified to disqualify them from treatment as incentive stock options. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by us (including all options granted under the 2001 Plan and all of our other option plans or option plans of our parent or subsidiary corporations) may for the first time become exercisable as incentive stock options during any one calendar year cannot exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be treated as non-qualified stock options. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock or the stock of our parent or any of our subsidiary corporations, which we sometimes refer to as a 10% Owner, the 2001 Plan provides that the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the incentive stock option must not be exercisable after a period of five years measured from the date of grant.

For purposes of the 2001 Plan, “fair market value” of a share of Common Stock as of any given date is the closing price for a share of Common Stock on the NASDAQ Stock Market on that date or, if the Common Stock was not traded on such date, the immediately preceding date on which the Common Stock was traded.  If at any time the Common Stock is not traded on the NASDAQ Stock Market, the fair market value of a share of Common Stock will be determined in good faith by the Compensation Committee.  The closing price for a share of Common Stock on the NASDAQ Stock Market on the record date was $[_____].

Like non-qualified stock options, incentive stock options usually become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us during the applicable vesting period.

An option under the 2001 Plan does not provide an optionee any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option.

Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant at such price, if any, and subject to conditions established by the Compensation Committee in the relevant award agreement on the date of grant. In the case of any individual participant in the 2001 Plan, the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Compensation Committee with respect to such shares have been satisfied. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. Restricted share awards under the 2001 Plan may be granted alone or in addition to any other awards under the 2001 Plan. Restricted shares which vest will be reissued as unrestricted shares of Common Stock.

Each participant in the 2001 Plan who receives a grant of restricted shares will generally have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Vesting and Exercise of Awards
The applicable award agreements contain the period during which the right to exercise the award in whole or in part vests, in addition to any other conditions required for vesting. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Unless otherwise determined by the Compensation Committee (in its sole discretion) at any time and from time to time in respect of any stock option, or unless otherwise provided in the award agreement or in the Optionee’s employment, severance or consulting agreement in respect of any such stock option, a stock option shall become exercisable as to its aggregate number of underlying shares of Common Stock, as determined on the date of grant, as follows:

•	20% on the first anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
•	40% on the second anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
•	60% on the third anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
•	80% on the fourth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary; and
•	100% on the fifth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.

An award may be exercised for any vested portion of the shares subject to such award until the award expires. Any unvested portion of an award generally will expire and be cancelled as of the date of a participant’s termination of employment or service. Notwithstanding the foregoing, a stock option will become 100% exercisable as to its aggregate number of underlying shares of Common Stock upon the death of the optionee, or upon the optionee’s disability or retirement (as defined in the 2001 Plan).

A stock option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company, or, if permitted by the Compensation Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the optionee for at least six (6) months or (c) any other form of payment acceptable to the Compensation Committee.

We have the right to deduct or withhold, or require the participant to remit to us, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to the issuance, vesting, payment, exercise or any other taxable event relating to an award.

Transferability of Awards
Stock options and unvested restricted shares awarded under the 2001 Plan generally may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise transferred in any manner other than by will or by the laws of intestate succession.  Stock options generally may be exercised by the holder only during the lifetime of the holder.

Equity Awards Granted Under the 2001 Plan as of June 13, 2008
The following table sets forth summary information concerning the number of shares of Common Stock subject to stock option and restricted share grants made under the 2001 Plan to the Company’s named executive officers and directors as of June 13, 2008. No shares of Common Stock were subject to restricted share grants made under the 2001 Plan to the Company’s named executive officers and directors as of June 13, 2008.  The following information does not give effect to option cancellations or forfeitures.  As of June 13, 2008, 6,509,360 options and 25,000 shares of unvested restricted stock were outstanding under the 2001 Plan.

Equity Awards Transactions
Name	Number of Options Granted	Weighted Average Exercise Price ($)	Number of Restricted Stock Grants
Named Executive Officers
William H. Koster (1) Chief Executive Officer	830,620	13,25	100,000
Stephen R. Davis President, Executive Vice President, Interim Chief Financial Officer and Chief Operating Officer	828,370	3.69	50,000
Alan J. Hutchison Executive Vice President, Discovery Research	313,945	8.56	100,000
James E. Krause Senior Vice President, Biology	272,310	8.40	15,000
Bertrand L. Chenard Senior Vice President, Chemistry	240,810	7.38	-
Stephen Uden (2) Executive Vice President and Head of Research and Development	342,240	6.70	-
Other Officers
Srdjan Stankovic Executive Vice President and Chief Development Officer	204,000	1.20	-
Thomas Pitler Senior Vice President and Chief Business and Financial Officer	354,757	4.54	-
Other directors
Felix J. Baker, Ph.D. Director	-	-	-
Julian C. Baker Director	-	-	-
Eran Broshy Director	-	-	-
Stewart Hen Director	-	-	-
Jonathan S. Leff Director	-	-	-
Craig Saxton, M.D. Director	75,000	9.05	25,000
John Simon, Ph.D. Director	-	-	-
All current executive officers as a group (8) persons	3,381,020	7.38	265,000
All current non-employee directors as a group (7) persons	75,000	9.05	25,000
All employees, including current officers who are not executive officers, as a group	3,165,614	7.04	80,000

(1) Dr. Koster retired as President and Chief Executive Officer of Neurogen in February 2008.
(2) Dr. Uden’s employment terminated on September 13, 2007.

New Plan Benefits
Awards may be granted under the 2001 Plan prior to the time the proposed amendment to the 2001 Plan is approved by the Company’s stockholders; except that these awards will not be exercisable and will not vest prior to the time when the proposed amendment to the 2001 Plan is approved by our stockholders.

On April 24, 2008, the Compensation Committee awarded 2,252,000 options to employees, however, only 1,531,360 shares were available for issuance under the 2001 Plan at that time. Thus, 720,640 option grants made on April 24, 2008 were made subject to stockholder approval of the proposed amendment at this Annual Meeting.  As to each employee granted options on April 24, 2008, 32% of the options granted were made subject to stockholder approval of the proposed amendment to the 2001 Plan.  The options were granted with an exercise price equal to $1.20, the closing price of our common stock on the date of grant.  If the Company’s stockholders do not approve the proposed amendment, the following equity awards will not be made effective.  In addition, if the stockholders do not approve the proposed amendment to the 2001 Plan within twelve months following approval of the 2001 Plan by the Board of Directors, any other awards granted under the 2001 Plan prior to receipt of stockholder approval of the proposed amendment to the 2001 Plan will be cancelled.  The Company has not made any other awards under the 2001 Plan that are subject to stockholder approval.

Stock Options Granted Made on April 24, 2008 Subject to Stockholder Approval of the Proposed Amendment

Name	Number of Stock Options

Current Officers

Stephen R. Davis	224,000
Srdjan Stankovic	96,000
Thomas Pitler	80,000
Alan J. Hutchison(1)	0
James E. Krause(1)	0
Bertrand L. Chenard(1)	0
All Current Executive Officers as a Group(2)	400,000
All Current Non-Employee Directors as a Group	0
All Non-Executive Employees as a Group	320,640
All Stock Option Grants made on April 24,	720,640

(1)
Drs. Chenard, Hutchison and Krause did not receive option grants on April 24, 2008 due to the termination of their employment anticipated to occur June 14, 2008, as part of the restructuring plan that the Company announced in April 2008.

(2)
Dr. Srdjan Stankovic, Executive Vice President and Chief Development Officer was hired on April 14, 2008, and Dr. Thomas Pitler was appointed Senior Vice President and Chief Business and Financial Officer on April 17, 2008.

Adjustments for Changes in Capital Structure
Stock options and restricted shares granted under the 2001 Plan and under any award agreements evidencing such stock options or restricted shares, the maximum number of shares of Common Stock that may be granted under the 2001 Plan, and the maximum number of shares subject to stock options or represented by grants of restricted shares that a participant can receive in any calendar year under the 2001 Plan, will be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to stock options or grants of restricted shares or as otherwise determined by the Compensation Committee to be equitable under the circumstances described in the 2001 Plan. The Company will give each participant notice of an adjustment to be made pursuant to a change in capital structure and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Change of Control
If a Change of Control (as defined in the 2001 Plan) occurs and outstanding stock options under the 2001 Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a participant whose employment or consulting relationship with the Company and its subsidiaries is terminated by the Company and its subsidiaries (or any successor(s) thereto) without Cause (as defined in the 2001 Plan) prior to the second anniversary of such Change of Control (i) any outstanding stock options then held by such participant which are unexercisable or otherwise unvested will automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and (ii) all restrictions, terms and conditions applicable to all restricted shares then outstanding and held by such participant will lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

If a Change of Control occurs and the stock options outstanding under the 2001 Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then (i) all outstanding stock options will automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all participants will be permitted to exercise their stock options immediately prior to or concurrent with the consummation of the Change of Control and (ii) all restrictions, terms and conditions applicable to outstanding restricted shares will lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b) of the 2001 Plan, the Compensation Committee may, subject to the consummation of the Change of Control, cause all outstanding stock options to terminate upon the consummation of the Change of Control. If the Compensation Committee acts pursuant to the preceding sentence, each affected participant shall have the right to exercise his or her outstanding stock options during a period of time determined by the Compensation Committee in its sole discretion.

Notwithstanding the above, in the event of a Change of Control, the Compensation Committee may (in its discretion) cancel any or all outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer) or any combination thereof, the value of such stock options, including any unvested portion thereof, based upon the excess of the value, as determined by the Compensation Committee in good faith, of a share of Common Stock over the exercise price.

Amendment, Suspension or Termination of the 2001 Plan
Unless earlier terminated by the Board of Directors, the 2001 Plan will terminate on June 29, 2011. The Board of Directors may amend, suspend or terminate the 2001 Plan (or any portion thereof) at any time. However, no amendment may (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of that participant, or (b) increase the maximum number of shares available for awards under the 2001 Plan, or the maximum allowable grants of shares subject to stock options or of restricted shares to any single participant in any calendar year, without majority stockholder approval.

Federal Tax Consequences Associated with the 2001 Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the 2001 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a non-qualified stock option under the 2001 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at such time, multiplied by the number of shares for which the non-qualified stock option is exercised. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares will be equal to the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

Incentive Stock Options.  No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the shares of Common Stock received over the option exercise price paid will be an “item of adjustment” for alternative minimum tax purposes. The optionee should recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable to the optionee as ordinary income. Any additional gain or loss recognized upon the disposition should be taxable as long-term or short-term capital gain or loss, depending on how long the optionee has held the shares at the time of disposition.

An option will only qualify as an incentive stock option to the extent that the aggregate fair market value of the shares with respect to which the option first becomes exercisable in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of the shares is determined as of the date the incentive stock option is granted. To the extent a stock option intended to qualify as an incentive stock option under Section 422 of the Code is exercisable for shares in excess of this $100,000 limitation, the excess portion of the stock option will be taxable as a non-qualified stock option. In addition, an incentive stock option exercised more than three months after an optionee terminates employment, other than by reason of death or disability, generally will be taxable as a non-qualified stock option.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the shares, then generally, we will be entitled to a federal income tax deduction for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Restricted Stock.  In general, a participant should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date or the vesting conditions are satisfied) or the shares become transferable, the participant should recognize ordinary income on the difference, if any, between the fair market value of the shares of restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date the restrictions lapsed or the shares become transferable and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2001 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time the restricted stock is transferred to the recipient in an amount equal to the difference, if any, between the fair market value of the restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Section 409A of the Code.  Certain awards under the 2001 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Tax Deductions and Section 162(m) of the Code.  Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction at the same time and for the same amount as the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date).

The 2001 Plan is structured in a manner that is intended to provide the compensation committee with the ability to provide options that satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Effective Date
The proposed amendment to the 2001 Plan was effective on the date of the Board’s approval of the amendment (i.e., April 22, 2008), subject to stockholder approval.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accountants, as the independent registered public accountants to audit the financial statements of the Company for the year ending December 31, 2008 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company’s annual financial statements for the fiscal years ended December 31, 2000 through 2007.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants is not required by the Company’s By-laws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2008 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of Proposal No. 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below reflects the number of shares beneficially owned by (a) each director of the Company and each nominee; (b) each executive officer of the Company named in the Summary Compensation Table; (c) all current directors and executive officers as a group; and (d) each person or group known to the Company to own more than 5% of the outstanding shares of the Company’s Common Stock. Unless otherwise noted the information is stated as May 27, 2008 and the beneficial owners exercise sole voting and investment power over the shares. Shares of the Company’s Common Stock outstanding on May 27, 2008 were 42,162,296.

Name and Address of Beneficial Owner	Shares Owned including Options Exercisable within 60 days of June 13, 2008(1)	Right to Acquire Beneficial Ownership under Options Exercisable within 60 days of June 13, 2008		Percent of Common Stock owned
Warburg Pincus & Co. (2)	8,571,429		-	20.3%
466 Lexington Avenue
New York, NY 10017
Andrew H. Tisch (3)	947,108		-	2.2
Daniel R. Tisch (3)	947,108		-	2.2
James S. Tisch (3)	947,108		-	2.2
Thomas J. Tisch (3)	1,247,108		-	3.0
Joan H. Tisch (3)	24,100		-	0.1
OrbiMed Advisors LLC (4)	5,720,996			13.6
767 Third Ave., 30th Floor New York, NY 10017
Columbia Wanger Asset Management, L.P. (5)	3,235,000		-	7.7
227 W. Monroe Street, Suite 3000 Chicago, IL 60606
Wellington Management Company, LLP (6)	3,529,343		-	8.4
75 State Street Boston, MA 02109
Pfizer Inc. (7)	2,846,000		-	6.8
235 East 42nd Street
New York, NY 10017
All current officers and directors as a group (13 persons) (9)	7,607,489	2,061,213		18.1
William H. Koster, Ph.D.	773,026	652,660		1.8
Stephen R. Davis	225,588	162,710		*
Alan J. Hutchison, Ph.D.	186,052	174,323		*
Bertrand L. Chenard, Ph.D.	174,973	167,955		*
Stephen Uden	0	0		*
James E. Krause, Ph.D.	182,031	154,955		*
Felix J. Baker, Ph.D. (8)	5,310,305	100,035		12.6
Julian C. Baker (8)	5,330,813	109,035		12.7
Thomas A. Pitler, Ph.D.	89,433	82,198		*
Srdjan Stankovich, M.D., MSPH	0	0		*
Eran Broshy	76,309	76,309		*
Stewart Hen	71,042	71,042		*
John L. LaMattina, Ph.D.	824	824		*
Jonathan S. Leff	63,542	63,542		*
Craig Saxton, M.D. (9)	176,871	151,871		*
John Simon, Ph.D.	152,258	93,754		*
______________

Notes:
*	Less than 1% of the outstanding shares of Common Stock.
(1)
The holders of Series A Exchangeable Preferred Stock do not have any voting rights with respect to such shares or the associated warrants and thus such shares and warrants are not reflected in the above table. See “Related Party Transactions” and Proposal 2. “Approval Of The Issuance Of Shares Of The Company’s Common Stock Upon Exchange Of Shares Of The Company’s Series A Exchangeable Preferred Stock Sold In The Financing Transaction” for more detail regarding these holdings.

(2)
Based on a Schedule 13D/A filed with the SEC on April 14 2008, reporting beneficial ownership as of April 11, 2008, by Warburg Pincus Private Equity VIII, L.P., (“WP VII LP”), Warburg Pincus LLC, the manager of each Investor defined below (“WP LLC”), Warburg Pincus Partners LLC, (WP Partners LLC”) , Warburg Pincus & Co., the sole general partner of WP VIII and the managing member of WP Partners (“WP”) and Messrs. Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and Co-President and Managing Member of WP LLC.  Due to their respective relationships with Warburg and each other, each of WP IX LLC, WP LLC, WPP LLC, WP, Mr. Kaye and Mr. Landy may be deemed to beneficially own, and each  report shared voting and shared dispositive power with respect to, an aggregate of 8,571,429 shares of Common Stock (the “WP Shares”), excluding 7,499,973 shares of Common Stock issuable upon the exchange of the 192,307 shares of Series A Exchangeable Preferred Stock and exercise of Warrants to purchase Common Stock beneficially owned by Warburg Pincus Private Equity VIII, L.P. reported as beneficially owned in the Schedule 13D/A, The WP Shares include the holdings of Warburg Pincus Netherlands Private Equity VIII C.V. I (“WPNPE”) and WP-WPVIII Investors L.P. (WPVIII).  Each of WP VII LP, WP LLC, WP, WP Partners LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all shares of the Common Stock except to the extent of any indirect pecuniary interest therein.

(3)
Based on Schedule 13G/A with the SEC on February 13, 2007, reporting beneficial ownership as of December 31, 2006, by Andrew H. Tisch, Daniel R. Tisch, James H. Tisch, Thomas J. Tisch and Joan H. Tisch.  The shares held by Andrew H. Tisch include 532,094 shares held directly by Andrew H. Tisch, 126,153 shares held by Andrew H. Tisch 1995 Issue Trust 1, 126,152 shares held by Andrew H. Tisch 1995 Issue Trust 2 and 162,709 shares held by the Andrew H. Tisch 2005 Annuity Trust II as to which Andrew H. Tisch has sole voting and sole dispositive power.  The shares held by Daniel R. Tisch include 532,094 shares held directly by Daniel R. Tisch, 252,305 shares held by the Daniel R. Tisch 1999 Issue Trust and 162,709 shares held by the Daniel R. Tisch 2005 Annuity Trust II as to which Daniel R. Tisch has sole voting and sole dispositive power.  The shares held by James H. Tisch include 532,094 held directly by James H. Tisch, 252,305 shares  held by the James S. Tisch 1995 Issue Trust and 162,709 shares held by the James S. Tisch 2005 Annuity Trust II as to which James S. Tisch has sole voting and sole dispositive power.  Joan H. Tisch holds 24,100 shares as to which she has sole voting and dispositive power.  The shares held by Thomas J. Tisch include 532,094 held directly by Thomas J. Tisch, 252,305 shares held by the Thomas J. Tisch 1994 Issue Trust, 162,709 shares held by the Thomas J. Tisch 2004 Annuity Trust II and 300,000 shares held by Four-Fourteen Partners, LLC as to which Thomas J. Tisch has sole voting and sole dispositive power.  By virtue of their status as trustees of the respective Annuity Trusts and Issue Trusts referred to above, each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed to be the beneficial owner of securities held by those trusts.  By virtue of his status as manager of Four-Fourteen Partners, LLC, Thomas J. Tisch may be deemed to be the beneficial owner of securities owned by Four-Fourteen Partners, LLC.   Each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Joan H. Tisch and Thomas J. Tisch disclaims that he or she and any other person or persons in fact constitute a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or Rule 13d-5 thereunder or that he is the beneficial owner of, or has a pecuniary interest in, any securities owned by any other person.  The address of each person is 667 Madison Ave., 7th Floor, New York, NY 10021, except for Daniel R. Tisch, whose address is 500 Park Ave., New York, NY 10022.

(4)
Based on a Schedule 13G filed with the SEC on May 21, 2008 reporting beneficial ownership as of April 8, 2008 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly.  OrbiMed Advisors LLC and OrbiMed Capital LLC each act as an investment advisor and Mr. Isaly acts as a control person.  Includes 3,131,984 shares beneficially owned by OrbiMed Advisors LLC as to which OrbiMed Advisors LLC has shared voting power and shared dispositive power.  Includes 2,589,012 shares beneficially owned by OrbiMed Capital LLC as to which OrbiMed Capital LLC has shared voting power and shared dispositive power.  Includes 5,720,996 shares beneficially owned by Samuel D. Isaly as to which he has shared voting power and shared dispositive power.  OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares and share equivalents issuable from the conversion of warrants on behalf of Caduceus Capital Master Fund Limited (1,547,020 shares and 400,010 warrants), Caduceus Capital II, L.P. (1,374,016 shares and 450,008 warrants), UBS Eucalyptus Fund, LLC (946,982 shares and 224,991 warrants), PW Eucalyptus Fund, Ltd. (110,988 shares and 24,999 warrants) and Summer Street Life Sciences Hedge Fund Investors LLC (491,988 shares and 149,994 warrants).

(5)
Based on a Schedule 13G filed with the SEC on January 23, 2008 reporting beneficial ownership as of December 31, 2007 by Columbia Wanger Asset Management, L.P., which acts as an investment adviser and  is deemed to have sole voting and sole dispositive power with respect to these shares.  Includes shares held by Columbia Acorn Trust (CAT), a Massachusetts business trust that is advised by the reporting person.  CAT is deemed to own 6.43% of the Common Stock.

(6)
Based on a Schedule 13G filed with the SEC on February 14, 2008 reporting beneficial ownership as of December 31, 2007 by Wellington Management Company, LLP (“Wellington Management”).  In its capacity as an investment advisor, Wellington Management may be deemed to beneficially own 3,240,018 shares of the Company which are held of record by clients of Wellington Management and includes 2,472,400 shares which Wellington is deemed to have shared power to vote or direct the vote and 3,184,318 shares which Wellington Management is deemed to have shared power to disposed or direct the disposition.

(7)
Based on a Schedule 13D/A filed with the SEC on February 14, 2005 which reported beneficial ownership as of December 13, 2005 by Pfizer Inc., is deemed to have sole voting power and sole dispositive power with respect to these shares.

(8)
Based on a Schedule 13D/A filed with the SEC on April 15, 2008, reporting beneficial ownership as of April 11, 2008 by Julian C. Baker (“J. Baker”) and Felix J. Baker (“F. Baker”).  Includes 16,200 shares held directly by J. Baker as to which he has sole voting as dispositive power, 4,692 shares held directly by F. Baker as to which he has sole voting and dispositive power and 210,556 shares held by Baker/Tisch Investments, L.P., 230,162 shares held by Baker Bros. Investments, L.P., 203,190 shares held by Baker Bros. Investments II, L.P., 2,195,509 shares held by Baker Biotech Fund I, L.P., 2,307,661 shares held by Baker Brothers Life Sciences, L.P., 58,500 shares held by FBB Associates as to which J. Baker and F. Baker have shared voting and shared dispositive power.  Excluding 1,956,825 held by Baker Biotech Fund I, L.P., 181,116 shares held by Baker Bros Investments II, L.P., 205,140 shares held by Baker Bros Investments, L.P., 2,056,743 shares held by Baker Brothers Life Sciences, L.P. and 187,668 shares held by Baker Tisch Investments, L.P. issuable upon the exchange of shares of Series A Exchangeable Preferred Stock and exercise of Warrants to purchase Common Stock reported as beneficially owned in the Schedule 13D/A.  By virtue of their ownership of entities that have power to control the investment decisions of the limited partnerships listed above, J. Baker and F. Baker may each be deemed to be the beneficial owners of the shares owned by such entities.  J. Baker and F. Baker are also sole partners of FBB Associates, a general partnership and as such may be deemed to be beneficial owners of shares owned by FBB Associates.  The address for J. Baker, F. Baker and each entity listed above is 667 Madison Avenue, 17th Floor, New York, NY 10065.

(9)	Includes 25,000 shares of unvested restricted stock. Excludes shares beneficially owned by Stephen Uden who is no longer employed by the Company.

EXECUTIVE OFFICERS

The names, ages, and certain other information pertaining to the Executive Officers of the Company as of June 13, 2008 are as follows:

Name	Age	Company Position	Officer Since
Stephen R. Davis	47	President and Chief Executive Officer	September 2001
Bertrand L. Chenard, Ph.D.	52	Senior Vice President, Chemistry	January 2005
Alan J. Hutchison, Ph.D.	55	Executive Vice President, Discovery Research	June 1994
James E. Krause, Ph.D.	56	Senior Vice President, Biology	May 2002
Thomas A. Pitler, Ph.D.	49	Senior Vice President and Chief Business and Financial Officer	April 2008
Srdjan Stankovic, M.D., MSPH	51	Executive Vice President and Chief Development Officer	April 2008

As part of the restructuring plan that the Company announced in April 2008, the employment of Drs. Chenard, Hutchison and Krause will terminate on June 14, 2008.

Stephen R. Davis
Biographical information for Stephen R. Davis, the Company’s President and Chief Executive Officer, is provided above under “Proposal No. 1: Election of Directors.”

Bertrand L. Chenard, Ph.D.
Dr. Bertrand L. Chenard joined Neurogen as Vice President of Chemistry in 2001 and has been Senior Vice President of Chemistry and Process Research since January 2005. Before joining Neurogen, Dr. Chenard was employed at Pfizer Inc for 15 years where he was a research advisor and project coordinator. He began his career in DuPont’s Central Research Department as a research scientist in exploratory organic chemistry. Dr. Chenard holds a B.A. in Chemistry from Central Connecticut State University and a Ph.D. in organic chemistry from Ohio State University.

Alan J. Hutchison, Ph.D.
Dr. Alan J. Hutchison has been Executive Vice President of Discovery Research of Neurogen since April 2002. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became a Vice President in 1992 and a Senior Vice President in 1997. From 1981 through 1989, Dr. Hutchison was employed by Ciba Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received a B.S. in Chemistry from Stevens Institute of Technology and received a Ph.D. from Harvard University.

James E. Krause, Ph.D.
Dr. James E. Krause joined Neurogen as Vice President of Biochemistry in 1997 and has been Senior Vice President of Biology since July 2001. From 1984 to 1997, Dr. Krause was Professor of Neurobiology and Director of the Medical Scientist Training Program at Washington University School of Medicine in St. Louis. Dr. Krause received a B.S. in Biology from the University of Wisconsin at Stevens Point and a Ph.D. in Physiological Chemistry & Endocrinology from the University of Wisconsin at Madison.

Thomas A. Pitler, Ph. D.
Dr. Thomas Pitler has served as Neurogen’s Senior Vice President and Chief Business and Financial Officer since April 17, 2008.  Dr. Pitler joined Neurogen in 1995, with responsibilities for supervising Neurogen’s electrophysiology laboratory and evaluating drug targets. He joined the business group at Neurogen and was promoted to Director, Business Development in 1999, Senior Director, Business Development in 2001, and Vice President, Business Development in 2004.  Prior to Neurogen, he was on the faculty of the University of Maryland, School of Medicine.  Dr. Pitler holds a B.A. in Biology from Wake Forest University, Winston-Salem, North Carolina and a Ph.D in Physiology from the Wake Forest University School of Medicine.

Srdjan Stankovic, M.D., MSPH
Dr. Srdjan Stankovic joined Neurogen as Executive Vice President and Chief Development Officer on April 14, 2008.  Prior to joining Neurogen, Dr. Stankovic served as Vice President, Worldwide Clinical Research at Cephalon, Inc., a biopharmaceutical company, since 2005. Prior to that, starting in 1997, he held various clinical positions at UCB Pharma, Inc., a biopharmaceutical company, including Vice President, U.S. Clinical Development and also at Johnson & Johnson Pharmaceutical R&D, LLC, a pharmaceutical research and development company within Johnson & Johnson, as Senior Director and Compound Development Team Leader. Dr. Stankovic earned his Doctor of Medicine degree from the University of Belgrade in Serbia and Master of Science in Public Heath (Epidemiology) degree from the University of Alabama at Birmingham.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Annual Report on Form 10-K and in this proxy statement for the 2008 annual meeting of stockholders.

Compensation Committee

Julian Baker, Chair

Stewart Hen	Craig Saxton	John Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Julian C. Baker and Stewart Hen and Drs. Craig Saxton and John Simon, all non-employee directors, constitute the Company’s Compensation Committee.  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
The Company believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The Compensation Committee structures compensation to ensure that a significant portion of compensation opportunity will be directly linked to Company stock performance and other factors that directly and indirectly influence stockholder value.

The Compensation Committee’s policies and programs are designed to further the Company’s goal of increasing stockholder value by appropriately motivating and retaining executive officers. These policies include the following objectives:

•
Providing a portion of management’s compensation in the form of base salaries. The Compensation Committee takes into consideration executive compensation paid by other similar biotechnology companies and individual experience and capabilities.

•	Providing a portion of management’s compensation in the form of annual cash bonus awards for the accomplishment of predetermined corporate and individual goals.
•
Providing equity participation for the purpose of aligning executive officers’ longer term interests with those of the stockholders. The size and nature of equity-based compensation grants are based primarily upon the Company’s performance in meeting the pre-determined corporate goals under the annual cash incentive plan.

Total Compensation Objective
The Company’s total compensation program for executives is designed to meet the following objectives:

•	Attract, motivate and retain qualified executives to lead Neurogen in a competitive environment.
•	Align the executive officers with specific goals by basing a significant percentage of their overall compensation on achievement of corporate and individual goals.
•	Include equity compensation as part of the overall compensation package to align the interests of the Company’s executive officers with those of the Company’s stockholders.
•	Ensure that executive compensation is comparable based on competitors in the industry and the Company’s geographic area.
•	Ensure that executives focus on deal creation and are provided protections in the event of certain severances.

The proportions of the different elements of the total executive compensation program are chosen based on comparison with others in the industry and the Company’s cost structure. The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to ensure its ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance. Examples of actions that the Committee has taken include:

•	Initiated a practice of holding executive sessions (without Company management present) at Committee meetings;
•	Utilized data from independent compensation surveys and consultants on executive compensation issues;
•	Ensured the transparency of compensation policy and actions;
•	Aligned compensation structures based on targeting competitive pay; and
•	Strengthened the link between CEO annual pay and shareholder value through specific objectives.

Compensation Committee Process
Compensation paid by the Company to its executive officers is designed to be competitive with compensation paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee generally reviews independent survey data.  For 2007 compensation, the Compensation Committee reviewed data generated by the AON Radford Global Life Sciences Compensation Survey, which includes companies in the biotechnology industry with 150-499 employees (the “Radford Study”).  This data is collated by management and presented to the Compensation Committee.  It is the intent of the Compensation Committee that midpoint salary, target bonus levels and target annual long-term incentive award values are set at levels that are competitive with other companies in the biotech industry based upon the annual surveys to which the Company subscribes.

In addition to reviewing executive officers’ compensation against industry surveys, the Compensation Committee also considers recommendations from the chief executive officer regarding compensation for those executives reporting to him. Senior management also provides to the Compensation Committee historical and prospective breakdowns of the three elements comprising the Company’s compensation program, base salary and bonus and equity incentives. Senior management monitors the compensation programs and changes in those of the Company’s competitors, and reports any relevant changes to the Compensation Committee.

On an annual basis at the end of each year, the Compensation Committee evaluates the performance of management and determines the bonus and equity awards for that year, as well as the salary increases and incentive plan parameters for the upcoming year. At the beginning of each year, each executive officer establishes with his or her direct supervisor individual goals for the upcoming year for the area of responsibility for such executive officer.  The Compensation Committee, in consultation with management, establishes corporate objectives for the senior management team for the upcoming year, reviews the proposed personal goals, and assigns relative weights to each objective with emphasis on those which create long-term value. At year-end, the chief executive officer prepares reports for the Compensation Committee outlining the extent to which the corporate and personal goals have been achieved and the areas for further development.  The Compensation Committee evaluates the performance of management against the predetermined goals and these results determine the cash bonuses and equity incentive compensation for the Company’s executive officers. In many instances, however, the qualitative factors by which the Compensation Committee judges corporate and individual performance necessarily involve a subjective assessment of management’s performance.

Traditional measures of corporate performance, such as current earnings per share or sales growth, do not, as in the case of most biotechnology companies, readily apply to the Company as it is heavily focused on research and development activities designed to produce future earnings. In determining the compensation of the Company’s executives, the Compensation Committee looks to other criteria to measure the Company’s progress, including:

•	a advancing drug candidates into and through clinical trials designed to determine the commercial potential of the candidates;
•	discovering drug candidates that qualify for pre-clinical development;
•	identifying new drug targets and discovering potential drug leads for these targets;
•	establishing and executing valuable strategic collaborations with pharmaceutical companies;
•	securing capital sufficient to advance the Company’s drug development and discovery programs; and
•	stock price performance.

The Compensation Committee believes that management’s performance in these areas will directly impact the Company’s long-term success and the growth of stockholder value. However, the Compensation Committee recognizes that the biotechnology industry is characterized by long product lead times, the iterative trial and error nature of drug development, sporadic availability of capital and highly volatile stock prices, which may be affected by industry and market conditions that are transient in nature and beyond the control of management. Accordingly, the Compensation Committee attempts to appropriately motivate the Company’s executives by balancing the consideration of shorter term objectives with longer term strategic goals.

The Compensation Committee believes that the actual total compensation paid to the named executive officers for 2007 was consistent with Company performance and the individual performance of each of the named executive officers, and also believes that the compensation was reasonable in its totality. Compensation summaries for each of the named executive officers were prepared and reviewed by the Compensation Committee in 2007 as part of the evaluation of year-end performance and the determination of annual compensation awards. The Compensation Committee has established a practice of reviewing such summaries on an annual basis.

On occasion, the Company has used and will continue to use the services of a compensation consultant.  During 2007, at the direction of the Compensation Committee, management worked with Frederick W. Cook who assisted in analyzing  the proposed additional stock option grants made by the Compensation Committee in January 2007 and in determining the definition of “good reason” under the Company’s Amendment and Restated Employment Agreements that were entered into in May 2007.

A description of the objectives of each element of the Company’s executive compensation program is set forth below. The actual amounts paid under each program to each of the named executive officers are found in the Summary Compensation table at the end of this section.

Elements of Compensation

Neurogen’s Compensation Program
As discussed in greater detail below, total compensation for the Company’s named executive officers consists of four primary elements each of which are discussed below:

•	Base salary;
•	Annual cash incentive awards;
•	Long-term incentive compensation; and
•	Severance and change of control benefits.

Base Salary
Base salary is an integral component of overall total compensation. The primary purpose of base salary is to recognize an employee’s level of responsibility, immediate contributions, knowledge, skills, experience and abilities. Base salary is also designed to attract top candidates and provide a stable form of compensation.

The methodology used to determine the base salaries for the Company’s named executive officers generally is the same as that which is used for all of the Company’s employees in terms of reviewing the Company’s compensation practices in comparison to industry surveys and internal equity values based on position and level of responsibilities. The Company considers the employee’s value, immediate contributions, knowledge, and skill set when looking at the total compensation package of which base salary is a key component in attracting and retaining key employees. The Company also considers the changes in the consumer price index (CPI) and the cost of living allowance used for social security benefits (COLA) in determining salary increases, which increases are referred to by the Company as merit increases.  The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. In making its salary determinations, the Compensation Committee annually reviews past merit increases for each executive officer and vice president over each of the last ten years.  Merit increases normally take effect on January 1st of each year. For the merit increases that went into effect on January 1, 2007, the Compensation Committee approved an approximate 3% increase for each named executive officer, other than Mr. Davis, who received a 10% increase. The 3% increase was based upon the Committee’s review of cost of living increases together with a review of competitive compensation.  The higher merit increase for Mr. Davis was intended to raise his salary to competitive levels as Chief Operating Officer per the Radford survey data.  For fiscal 2007, the Compensation Committee reviewed the existing salaries in comparison to the Average Base Salary and Salary at the 60th Percentile of the Radford Surveys.  In general, the salary of the Company’s chief executive officer was below these measures, while the salaries of the Company’s other executive officers were generally at or above these measures.

Annual Cash Incentive Awards
Annual cash incentives are awarded under the Company’s annual cash incentive plan to reward employees for individual and company performance on an annual basis while ensuring that the Company’s compensation practices remain competitive based on industry surveys. The Company’s cash incentive awards serve to reinforce pay for performance and individual accountability for optimizing operating results throughout the year and driving stockholder value.  For fiscal 2007, approximately 155 employees participated in the Company’s annual cash incentive plan.

Target annual cash incentive awards are determined as a percentage of each named executive officer’s base salary. For executives with employment agreements, these percentages were established pursuant to such agreements.  The target bonus amount was established through an analysis of compensation for comparable positions in industry surveys, is reviewed annually and is intended to provide a competitive level of compensation when the named executive officers achieve their performance objectives as approved by the Compensation Committee.  The 2007 Radford survey demonstrated that the Company’s target bonuses, expressed as a percentage of base salary, were roughly equivalent to the average target bonus, expressed as a percentage of salary, in the Radford Survey.  The bonus that a participant may receive under the Company’s annual cash incentive plan is based in part, which varies by position, on the Company’s corporate performance against pre-established objectives, and the remainder of the bonus on individual performance based on objectives established for the individual and his area of responsibility.

The target annual cash incentive awards, as a percentage of salary, and the weighting between corporate and individual objectives, for the Company’s named executive officers for 2007, were as follows:

Named Executive Officer	Bonus Target Expressed as a Percentage of Base Salary	Ratio of Bonus Based on Corporate/Individual Performance
William H. Koster	50%	80/20
Stephen R. Davis(1)	35-40%(1)	70/30
Alan J. Hutchison	30%	60/40
James E. Krause	25%	60/40
Bertrand L. Chenard	25%	60/40
Stephen Uden (2)	25%	60/40

______________
Notes:
(1)
Upon Mr. Davis’ promotion to President on September 12, 2007, the Compensation Committee determined that Mr. Davis’ bonus would be pro-rated between his time as chief operating officer (8 months at 35% target) and as president (4 months at 40% target).

(2)	Dr. Uden’s employment terminated on September 14, 2007, and as a result, Dr. Uden was not eligible to receive a bonus for fiscal 2007.

The Company’s new executive officers, Thomas Pitler, the Company’s Senior Vice President and Chief Business and Financial Officer, and Srdjan Stankovic, the Company’s Executive Vice President and Chief Development Officer will have bonus targets equal to 25% and 30%, respectively, of their base salaries for fiscal 2008. Prorated changes in the annual target bonus levels can occur during the year if there are changes in the officer’s salary level that warrant a target change.

In the beginning of 2007, the Compensation Committee, after consultation with the chief executive officer, set an aggressive agenda of 8 corporate objectives ranging across the research & development spectrum from early discovery to late development.  The weighting of these objectives ranged from 2.5% to 35% and fell into the following types of categories:

•	Successful start or completion of planned clinical studies. (aggregate approximate weighting of 55%)
•	Advancement of compounds within research programs to drug candidate status. (aggregate approximate weighting of 7.5%)
•	The identification and advancement of new discovery stage programs. (aggregate approximate weighting of 2.5%)
•	Pursue financing and strategic relationships, and out-licensing and potential in-licensing of selected programs . (aggregate approximate weighting of 35%)

Since the goals generally cannot be measured in absolute terms, in assessing performance against the objectives, the Compensation Committee considers the extent of actual results against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. In general, the Compensation Committee assesses the level of achievement against each objective, and then determines an overall assessment for the corporate goals.  For fiscal 2007, the Compensation Committee determined that 52.5% of the corporate goals had been achieved. The factors that supported this determination included successful completion of two Phase 2 studies in the Company’s insomnia program; development of a formulation for the Company’s insomnia agent, adipiplon, suitable for more advanced studies; advancement of research stage compounds in the Company’s H3 and VR1 programs and the identification of active chemical leads in the Company’s Growth Factor program.

The individual objectives for each named executive officer is determined in advance by the executive officer and his or her direct supervisor, and for the Company’s chief executive officer, by the Compensation Committee in consultation with the chief executive officer.  The specific objectives are weighted according to the extent to which the officer will be responsible for delivering the results on the objectives.  The individual objectives for the Company’s chief executive officer were focused on maintaining stability and motivation of key employees and maximizing the Company’s stock price relative to the NASDAQ biotech index, each weighted 10%, for which the Compensation Committee assessed accomplishment at 8% of the total 20%, noting the intensive management development program and establishment of a succession plan during 2007.  Some of the material individual goals for the other named executive officers included the same factors, plus the advancement of clinical development programs, establishing certain strategic partnering objectives and achieving drug candidates for H-3 and VR1 programs.  In assessing achievement of goals and bonus determinations, the Compensation Committee noted for Mr. Davis his intensive engagement in his new role as President, which was not a pre-established objective, and his key role in helping maintain the stability of management, yielding a 13.25% achievement of the total 30% individual goals.  Drs. Chenard, Hutchison and Krause achieved 35%, 22% and 40% of their respective total 40% individual goals.  These percentages are combined with the corporate goal achievement of 52.5% multiplied by the weighting for the corporate goal for that person to yield the total bonus payable, expressed as a percentage of salary.  In finalizing the bonus determinations, the Compensation Committee also reviews the history of bonuses paid to each executive officer and member of management over the past ten years, including the percentage change from year to year.  The following chart shows the percentage achievement for each of the named executive officers for 2007, and the resulting actual bonus, expressed as a percentage of salary.
Named Executive Officer	Accomplishment of Targeted Objectives	Actual Bonus as a Percentage of Salary
William H. Koster	50%	25%
Stephen R. Davis	50%	20% (4 months) 17.5% (8 months)
Alan J. Hutchison	53.5%	18.725%
James E. Krause	71%	17.75%
Bertrand L. Chenard	66.5%	16.625%
Stephen Uden (1)	n/a	n/a
______________
Notes:
(1)	Dr. Uden’s employment terminated on September 14, 2007, and as a result, Dr. Uden was not eligible to receive a bonus for fiscal 2007.

Long-Term Incentive Compensation

The Company’s executive officers, members of senior management and other employees are eligible for equity grants, typically in the form of stock options, as an important element of their total annual compensation. This component is intended to motivate and retain executive officers to improve long-term stock performance. The Compensation Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. Such options also align the interests of the Company’s executive officers with those of the stockholders by presenting the executive officers with the opportunity to acquire Common Stock.

Awards are generally made on an annual basis at year end, or at the time of hire.  In addition, the Compensation Committee may make additional awards throughout the year.  The Compensation Committee granted stock options to each executive officer in 2007 under the Company’s Amended and Restated Neurogen 2001 Stock Option Plan.  The annual awards were made in December 2007.  In addition, the Compensation Committee made special grants to 18 employees in January 2007.  The additional retention grants made in January 2007 were made after review with the Company’s compensation consultant regarding the shortfall over time created by the Company’s annual stock option issuances being generally lower than the Company’s industry and in light of the number of options that were underwater.  The Compensation Committee was concerned that the outstanding options were not providing sufficient retentive incentive, which can result in a greater risk of loss of key employees during unstable times.  The Compensation Committee was also concerned about the disparity between longer-term employees and new hires, which underscored the shortfall in value for the longer-term employees.

In determining annual awards, the Compensation Committee uses its previously established option grant guidelines that specify target number of options per position, and then multiplies the targeted number by the actual percentage of corporate goal achievement for the year under the Company’s annual cash incentive plan, which for 2007 was 52.5% achievement.  When making its annual awards, the Compensation Committee also reviews the Company’s option overhang, grant run rate and historical grant practices by executive and company-wide.  For the Company’s annual 2007 awards made in December 2007, the Compensation Committee reviewed data compiled from the Radford survey that illustrated that the Company’s option grant practices, including the average number of option shares granted and the average option values (using a black scholes calculation), were markedly below the Company’s industry. The Compensation Committee, however, determined to continue to apply the existing grant guidelines and actual corporate performance for fiscal 2007 in determining 2007 option awards.  The grant guidelines for 2007 and prior years are as follows:

Executive Officer Position	Target Option Grant
Chief Executive Officer	60,000
President	50,000
Executive Vice President	35,000
Senior Vice President	30,000

All stock options are granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant.  Accordingly, those stock options will have value only if the market price of the common stock increases after that date. Since 2003, the Company’s stock options vest in equal amounts over four years and have a term of five years from each vesting date.  The Company believes this facilitates the retention value of the stock options, minimizes option overhang and helps minimize the accounting expenses associated with the options.

The Compensation Committee in the past has also granted restricted stock awards on occasion.  No restricted stock awards were granted in 2007 and no unvested shares of restricted stock were held by any of the Company’s executive officers as of December 31, 2007.

For 2007, the Compensation Committee delegated to management the authority to grant up to 100,000 options for option grants to new hires and individual grants that are not to exceed 10,000 shares.  The Chief Executive Officer granted a total of 23,000 options during 2007 in accordance with this delegation of authority.

Employment Agreements - Severance and Change of Control Arrangements
In May 2007, the Company entered into amended and restated employment agreements with Mr. Davis, the Company’s then Chief Operating Officer (now Chief Executive Officer), Dr. Hutchison, the Company’s Executive Vice President, Discovery Research, and Dr. Uden, the Company’s Executive Vice President and Head of Research and Development, which amended the previously entered into employment agreements dated December 1, 1997, and the Company entered into employment agreements with Drs. Krause and Chenard, the Company’s Senior Vice Presidents.  The Company’s then Chief Executive Officer, Dr. Koster, was party to an agreement entered into in 2001 that provided more favorable benefits than provided to the other executive officers.  The material terms of the employment agreements for the Company’s executive officers, other than Dr. Koster, are substantially similar.  These agreements provide severance payments and benefits to the Company’s named executive officers in the event of termination of employment (a) by the executive for good reason, (b) by the Company without cause, (c) following a change of control under certain circumstances, (d) upon death or disability and (e) in the event of non-renewal of the agreements.

The Company amended and restated the employment agreements of Mr. Davis, Dr. Uden and Dr. Hutchison to:
•	reflect the target bonus, expressed as a percentage of salary, as then in effect;
•	provide for accelerated vesting of all outstanding options and equity on the first anniversary of the change of control to the extent they have not already vested;
•
provide that in the event of termination without Cause for Good Reason (regardless of whether in connection with a change of control) the portion of the stock options and restricted stock that would vest within one year of the date of such termination, shall be vested as of the date of termination.  This extends the date to one year following termination from the previous date of the December 1 that follows the termination; and

•
provide that in the event of termination without Cause for Good Reason in connection with a change of control shall each be entitled to an additional lump sum payment in an amount equal to the greater of (i) their then targeted annual bonus or (ii) their targeted annual bonus immediately prior to the change of control.

The above-described amendments were intended to provide closer parity to the severance benefits common in the industry based upon the advice of the Company’s compensation consultant, Fredrick W. Cook.

The severance and change of control provisions in the Company’s executive employment agreements are designed to achieve the following objectives. In the normal course of the Company’s business, the Company engages in discussions with other organizations regarding possible collaborations or other business combinations that may be in the best long-term interests of the Company’s stockholders. The Company’s employment agreements provide for severance compensation if the executive is terminated as result of such combination in order to provide management with incentive for continuity during the transaction and to promote the active consideration of such combinations. Termination of the executive without cause or for good reason also triggers a severance payment due in part to the non-compete and non-solicitation provisions in these employment agreements. These terms are comparable to those offered by companies in industry surveys and reduce management conflicts of interest where a change of control is in the best interests of the Company’s stockholders.

Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and other awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. The Company’s stock options are designed to be performance based compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. This circumstance has not arisen in the company’s history and the Board of Directors believes that any such circumstance would be handled on a case-by-case basis.

Compensation of Named Executive Officers

Summary Compensation Table
The following table sets forth information regarding compensation paid during 2007 and 2006 to the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and each of the Company’s other three most highly compensated executive officers for the year ended December 31, 2007 and to one additional executive officer whose employment was terminated prior to December 31, 2007 (collectively the “named executive officers”). The Summary Compensation Table and the Grants of Plan-Based Awards Table should be viewed together to best understand the short and long-term incentive compensation elements of the Company’s program.

For each officer in the table below, the amounts shown in each column represent compensation earned or accrued in 2007 and 2006, whether or not such amounts were actually paid in 2007 and 2006.
Named Executive Officer and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
William H. Koster Chief Executive Officer(4)	2007	455,848	433,173	113,962	14,130	1,017,113
	2006	442,571	199,629	179,020	16,294	837,514

Stephen R. Davis President, Executive Vice President, Interim Chief Financial Officer and Chief Operating Officer	2007	353,145	544,460	65,091	15,222	977,918
	2006	312,395	133,086	90,095	24,920	560,496

Alan J. Hutchison Executive Vice President, Discovery Research	2007	323,355	405,587	61,599	15,222	805,763
	2006	313,938	116,450	78,076	24,920	533,384

James E. Krause Senior Vice President, Biology	2007	270,842	338,908	48,074	15,161	672,985
	2006	262,953	99,814	58,770	24,832	446,369

Bertrand L. Chenard Senior Vice President, Chemistry	2007	262,650	338,908	43,666	15,144	660,368
	2006	255,000	99,814	55,718	62,470	473,002

Stephen Uden Executive Vice President and Head of Research and Development(5)	2007	246,855	366,966	0	15,143	628,964
	2006	338,350	133,086	102,317	25,460	599,213
______________
Notes:
(1)
Represents the compensation expense of stock options granted in the current and prior years for financial reporting purposes for the year ended December 31, 2007 under SFAS 123(R). See Note 7 to the Company’s consolidated financial statements, as set forth in the Company’s 2007 Form 10-K for the assumptions made in determining SFAS 123(R) values, except that for purposes of the amounts shown, no forfeitures were assumed to take place.

(2)	The amount reported in this column reflects the value of cash incentive bonuses earned in the year reported but paid in the following year under the Company’s Annual Cash Incentive Plan.
(3)	All Other Compensation for fiscal 2007, as shown in column (i), is detailed in the table below.
(4)	Dr. Koster retired as President and Chief Executive Officer of Neurogen in February 2008.
(5)	Dr. Uden’s employment terminated on September 14, 2007, and as a result, Dr. Uden was not eligible to receive a bonus for fiscal 2007.

All Other Compensation
The table below sets forth each element comprising each named executive officer’s “All Other Compensation” for 2007 from the Summary Compensation Table, above.

Named Executive Officer	Life, Accidental Death and Dismemberment Insurance Premiums ($)	401(k) Match ($)	Total ($)
William H. Koster	630	13,500	14,130
Stephen R. Davis	1,722	13,500	15,222
Alan J. Hutchison	1,722	13,500	15,222
James E. Krause	1,661	13,500	15,161
Bertrand L. Chenard	1,644	13,500	15,144
Stephen Uden (1)	1,643	13,500	15,143
______________
Notes:
(1)	Dr. Uden’s employment terminated on September 14, 2007.

Grants of Plan-Based Awards as of December 31, 2007
The following table shows the grants of awards made pursuant to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended, to each named executive officer in 2007.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options	Exercise Price Of Option Awards	Grant Date Fair Value of Stock and Options

	Grant	Threshold(4)	Target(4)	Maximum(4)
Name	Date	($)	($)	($)	(#)(1)	($/Sh) (2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William H. Koster	1/17/07	-	228,000	-	90,000	6.20	322,608
	12/20/07	-	-	-	31,500	3.56	60,979

Stephen R. Davis	1/17/07	-	122,850	-	120,000	6.20	430,141
	12/20/07	-	-	-	26,250	3.56	50,818

Alan J. Hutchison	1/17/07	-	96,900	-	90,000	6.20	322,608
	12/20/07	-	-	-	18,375	3.56	35,571

James E. Krause	1/17/07	-	67,750	-	75,000	6.20	268,835
	12/20/07	-	-	-	15,750	3.56	30,491

Bertrand L. Chenard	1/17/07	-	65,750	-	75,000	6.20	268,835
	12/20/07	-	-	-	15,750	3.56	30,491

Stephen Uden	1/17/07	-	86,400	-	90,000	6.20	322,604

______________

Notes:
(1)	Stock options granted in 2007 vest in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter. They expire in increments 5 years from each date of vesting.
(2)	The exercise price is equal to the closing market price of the Company’s Common Stock on the date of grant.
(3)	Represents the grant date fair value of awards in accordance with SFAS 123(R).
(4)
Represents potential payments made under the Company’s annual cash incentive plan for fiscal 2007.  The employment agreements of the Company’s executive officers specify the target awards payable, as a percentage of base salary, which range from 25% to 50% of base salary. There is no threshold or minimum amount that may be awarded nor is there a maximum amount that may be awarded.  Awards are payable based on achievement of corporate objectives and individual objectives, with varying weighting based on position.  The corporate objectives can be assessed an achievement percentage from 1 to 150% by the Compensation Committee.  Actual awards made in 2007 are shown in column (g) of the Summary Compensation Table. For a further discussion of the Company’s annual cash incentive plan, see the “Compensation Discussion and Analysis.”

Outstanding Equity Awards at December 31, 2007
The following table shows the number and value of stock options (exercisable and not) held on December 31, 2007 by the named executive officers.  There were no vested restricted shares held on December 31, 2007 by any of the named executive officers.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date
(a)		(b)	(c)	(e)	(f)
William H. Koster	9/4/2001	400,000	-	19.39	9/4/2011		(3)
	5/1/2002	3,750	-	17.48	5/1/2008	5/1/2003
	5/1/2002	3,750	-	17.48	5/1/2009	5/1/2004
	5/1/2002	3,750	-	17.48	5/1/2010	5/1/2005
	12/19/2002	10,500	-	3.87	12/19/2008	12/19/2003
	12/19/2002	10,500	-	3.87	12/19/2009	12/19/2004
	12/19/2002	10,500	-	3.87	12/19/2010	12/19/2005
	12/19/2002	10,500	-	3.87	12/19/2011	12/19/2006
	12/15/2003	13,500	-	8.79	12/15/2008/2008	12/15/2004
	12/15/2003	13,500	-	8.79	12/15/2010	12/15/2005
	12/15/2003	13,500	-	8.79	12/15/2011	12/15/2006
	12/15/2003	13,500	-	8.79	12/15/2012	12/15/2007
	12/21/2004	30,000	-	9.05	12/21/2010	12/21/2005
	12/21/2004	30,000	-	9.05	12/21/2011	12/21/2006
	12/21/2004	30,000	-	9.05	12/21/2012	12/21/2007
	12/21/2004	-	30,000	9.05	12/21/2013	12/21/2008
	12/16/2005	11,880	-	7.88	12/16/2011	12/16/2006
	12/16/2005	11,880	-	7.88	12/16/2012	12/16/2007
	12/16/2005	-	11,880	7.88	12/16/2013	12/16/2008
	12/16/2005	-	11,880	7.88	12/16/2014	12/16/2009
	12/15/2006	13,650	-	5.78	12/15/2012	12/15/2007
	12/15/2006	-	13,650	5.78	12/15/2013	12/15/2008
	12/15/2006	-	13,650	5.78	12/15/2014	12/15/2009
	12/15/2006	-	13,650	5.78	12/15/2015	12/15/2010
	1/17/2007	-	90,000	6.20	1/17/2015	1/17/2010
	12/20/2007	-	7,875	3.56	12/20/2013	12/20/2008
	12/20/2007	-	7,875	3.56	12/20/2014	12/20/2009
	12/20/2007	-	7,875	3.56	12/20/2015	12/20/2010
	12/20/2007	-	7,876	3.56	12/20/2016	12/20/2011
Stephen R. Davis	12/31/1998	15,750	-	17.50	12/31/2008		(2)
	12/19/2002	8,750	-	3.87	12/19/2010	12/19/2005
	12/19/2002	8750	-	3.87	12/19/2011	12/19/2006
	12/15/2003	7,875	-	8.79	12/15/2009	12/15/2004
	12/15/2003	7,875	-	8.79	12/15/2010	12/15/2005
	12/15/2003	7,875	-	8.79	12/15/2011	12/15/2006
	12/15/2003	7,875		8.79	12/15/2012	12/15/2007
	12/21/2004	25,000		9.05	12/21/2010	12/21/2005
	12/21/2004	25,000		9.05	12/21/2011	12/21/2006
	12/21/2004	25,000		9.05	12/21/2012	12/21/2007
-	-	-	-	-	-	-
	12/16/2005	6,930	-	7.88	12/16/2011	12/16/2006
	12/16/2005	6,930	-	7.88	12/16/2012	12/16/2007
	12/16/2005	-	6,930	7.88	12/16/2013	12/16/2008
	12/16/2005	-	6,930	7.88	12/16/2014	12/16/2009
	12/15/2006	9,100	-	5.78	12/15/2012	12/15/2007
	12/15/2006	-	9,100	5.78	12/15/2013	12/15/2008
	12/15/2006	-	9,100	5.78	12/15/2014	12/15/2009
	12/15/2006	-	9,100	5.78	12/15/2015	12/15/2010
	1/17/2007	-	120,000	6.20	1/17/2015	1/17/2010
	12/20/2007	-	6,563	3.56	12/20/2013	12/20/2008
	12/20/2007	-	6,563	3.56	12/20/2014	12/20/2009
	12/20/2007	-	6,562	3.56	12/20/2015	12/20/2010
	12/20/2007	-	6,562	3.56	12/20/2016	12/20/2011
Stephen Uden(3)	6/27/2005	40,000	-	7.00	3/14/2008	6/27/2006
	6/27/2005	40,000	-	7.00	3/14/2008	6/27/2007
	12/16/2005	3,960	-	7.88	3/14/2008	12/16/2006

Alan J. Hutchison	12/31/1998	18,750	-	17.50	12/31/2008		(2)
	9/4/2001	5,000	-	19.39	9/4/2008	9/4/2003
	9/4/2001	5,000	-	19.39	9/4/2009	9/4/2004
	9/4/2001	5,000	-	19.30	9/4/2010	9/4/2005
	12/31/2001	3,750	-	17.48	12/31/2008	12/31/2003
	12/31/2001	3,750	-	17.48	12/31/2009	12/31/2004
	12/31/2001	3,750	-	17.48	12/31/2010	12/31/2005
	12/19/2002	1,250	-	3.87	12/19/2008	12/19/2003
	12/19/2002	1,250	-	3.87	12/19/2009	12/19/2004
	12/19/2002	1,250	-	3.87	12/19/2010	12/19/2005
	12/19/2002	1,250	-	3.87	12/19/2011	12/19/2006
	12/15/2003	7,875	-	8.79	12/15/2009	12/15/2004
	12/15/2003	7,875	-	8.79	12/15/2010	12/15/2005
	12/15/2003	7,875	-	8.79	12/15/2011	12/15/2006
	12/15/2003	7,875	-	8.79	12/15/2012	12/15/2007
	5/21/2004	12,500	-	9.50	5/21/2010	5/21/2005
	5/21/2004	12,500	-	9.50	5/21/2011	5/21/2006
	5/21/2004	12,500	-	9.50	5/21/2012	5/21/2007
	5/21/2004	-	12,500	9.50	5/21/2013	5/21/2008
	12/21/2004	7,000	-	9.05	12/21/2010	12/21/2005
	12/21/2004	7,000	-	9.05	12/21/2011	12/21/2006
	12/21/2004	7,000	-	9.05	12/21/2012	12/21/2007
	12/21/2004	-	7,000	9.05	12/21/2013	12/21/2008
	12/16/2005	6,930	-	7.88	12/16/2011	12/16/2006
	12/16/2005	6,930	-	7.88	12/16/2012	12/16/2007
	12/16/2005	-	6,930	7.88	12/16/2013	12/16/2008
	12/16/2005	-	6,930	7.88	12/16/2014	12/16/2009
	12/15/2006	7,963	-	5.78	12/15/2012	12/15/2007
	12/15/2006	-	7,963	5.78	12/15/2013	12/15/2008
	12/15/2006	-	7,962	5.78	12/15/2014	12/15/2009
	12/15/2006	-	7,962	5.78	12/15/2015	12/15/20010
	1/17/2007	-	90,000	6.20	1/17/2015	1/17/2010
	12/20/2007	-	4,594	3.56	12/20/2013	12/20/2008
	12/20/2007	-	4,594	3.56	12/20/2014	12/20/2009
	12/20/2007	-	4,594	3.56	12/20/2015	12/20/2010
	12/20/2007	-	4,593	3.56	12/20/2016	12/20/2011
James E. Krause	12/31/1998	7,500	-	17.50	12/31/2008		(2)
	9/4/2001	5,000	-	19.39	9/4/2008	9/4/2003
	9/4/2001	5,000	-	19.39	9/4/2009	9/4/2004
	9/4/2001	5,000	-	19.39	9/4/2010	9/4/2005
	12/31/2001	1,250	-	17.48	12/31/2008	12/31/2003
	12/31/2001	1,250	-	17.48	12/31/2009	12/31/2004
	12/31/2001	1,250	-	17.48	12/31/2010	12/31/2005
	12/19/2002	3,750	-	3.87	12/19/2008	12/19/2003
	12/19/2002	3,750	-	3.87	12/19/2009	12/19/2004
	12/19/2002	3,750	-	3.87	12/19/2010	12/19/2005
	12/19/2002	3,750	-	3.87	12/19/2011	12/19/2006
	12/15/2003	6,750	-	8.79	12/15/2009	12/15/2004
	12/15/2003	6,750	-	8.79	12/15/2010	12/15/2005
	12/15/2003	6,750	-	8.79	12/15/2011	12/15/2006
	12/15/2003	6,750	-	8.79	12/15/2012	12/15/2007
	5/21/2004	12,500	-	9.50	5/21/2010	5/21/2005
	5/21/2004	12,500	-	9.50	5/21/2011	5/21/2006
	5/21/2004	12,500	-	9.50	5/21/2012	5/21/2007
	5/21/2004	-	12,500	9.50	5/21/2013	5/21/2008
	12/21/2004	6,000	-	9.05	12/21/2010	12/21/2005
	12/21/2004	6,000	-	9.05	12/21/2011	12/21/2006
	12/21/2004	6,000	-	9.05	12/21/2012	12/21/2007
	12/21/2004	-	6,000	9.05	12/21/2013	12/21/2008
	12/16/2005	5,940	-	7.88	12/16/2011	12/16/2006
	12/16/2005	5,940	-	7.88	12/16/2012	12/16/2007
	12/16/2005	-	5,940	7.88	12/16/2013	12/16/2008
	12/16/2005	-	5,940	7.88	12/16/2014	12/16/2009
	12/15/2006	6,825	-	5.78	12/15/2012	12/15/2007
	12/15/2006	-	6,825	5.78	12/15/2013	12/15/2008
	12/15/2006	-	6,825	5.78	12/15/2014	12/15/2009
	12/15/2006	-	6,825	5.78	12/15/2015	12/15/2010
	1/17/2007	-	75,000 ,96	6.20	1/17/2015	01/17/2010
	12/20/2007	-	3,938	3.56	12/20/2013	12/20/2008
	12/20/2007	-	3,938	3.56	12/20/2014	12/20/2009
	12/20/2007	-	3,937	3.56	12/20/2015	12/20/20010
	12/20/2007	-	3,937	3.56	12/20/2016	12/20/2011
Bertrand L. Chenard	9/24/2001	40,000	-	15.25	9/24/2011		(4)
	12/31/2001	1,000	-	17.48	12/31/200812	12/31/2003
	12/31/2001	1,000	-	17.48	12/31/2009	12/31/2004
	12/31/2001	1,000	-	17.48	12/31/2010	12/31/2005
	12/19/2002	6,250	-	3.87	12/19/2008	12/19/2003
	12/19/2002	6,250	-	3.87	12/19/2009	12/19/2004
	12/19/2002	6,250	-	3.87	12/19/2010	12/19/2005
	12/19/2002	6,250	-	3.87	12/19/2011	12/19/2006
	12/15/2003	5,625	-	8.79	12/15/2009	12/15/2004
	12/15/2003	5,625	-	8.79	12/15/2010	12/15/2005
	12/15/2003	5,625	-	8.79	12/15/2011	12/15/2006
	12/15/2003	5,625	-	8.79	12/15/2012	12/15/2007
	5/21/2004	10,000	-	9.50	5/21/2010	5/21/2005
	5/21/2004	10,000	-	9.50	5/21/2011	5/21/2006
	5/21/2004	10,000		9.50	5/21/2012	5/21/2007
	5/21/2004	-	10,000	9.50	5/21/2013	5/21/2008
	12/21/2004	6,000	-	9.05	12/21/2010	12/21/2005
	12/21/2004	6,000	-	9.05	12/21/2011	12/21/2006
	12/21/2004	6,000	-	9.05	12/21/2012	12/21/2007
	12/21/2004	-	6,000	9.05	12/21/2013	12/21/2008
	12/16/2005	5,940	-	7.88	12/16/2011	12/16/2005
	12/16/2005	5,940	-	7.88	12/16/2012	12/16/2006
	12/16/2005	-	5,940	7.88	12/16/2013	12/16/2007
	12/16/2005	-	5,940	7.88	12/16/2014	12/16/2008
	12/15/2006	6,825	-	5.78	12/15/2012	12/15/2007
	12/15/2006	-	6,825	5.78	12/15/2013	12/15/2008
	12/15/2006	-	6,825	5.78	12/15/2014	12/15/2009
	12/15/2006	-	6,825	5.78	12/15/2015	12/15/2010
	1/17/2007	-	75,000	6.20	1/17/2015	1/17/2010
	12/20/2007	-	3,938	3.56	12/20/2013	12/20/2008
	12/20/2007	-	3,938	3.56	12/20/2014	12/20/2009
	12/20/2007	-	3,937	3.56	12/20/2015	12/20/2010
	12/20/2007	-	3,937	3.56	12/20/2016	12/20/2011
______________
Notes:
(1)	Original grant vested in 5 equal installments on 9/4/2002, 9/4/2003, 9/4/2004, 9/4/2005 and 9/4/2006.
(2)	Original grant vested in 5 equal installments on 12/31/1999, 12/31/2000, 12/31/2001, 12/31/2002 and 12/31/2003.
(3)	Dr. Uden’s employment terminated on 9/14/2007.
(4)	Original grant vested in 5 equal installments on 9/24/2002, 9/24/2003, 9/24/2004, 9/24/2005 and 9/24/2006.

This table provides information regarding outstanding equity awards that have been granted but the ultimate outcomes of which have not yet been realized.

Option Exercises and Stock Vested as of December 31, 2007

The following table shows information concerning the value realized by each named executive officer upon the exercise of stock options and the vesting of restricted shares during 2007.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
(a)	(b)	(c)	(d)	(e)
William H. Koster	-	-	0	0
Stephen R. Davis	6,250	21,563	0	0
Alan J. Hutchison	12,500	43,125	25,000	174,000
James E. Krause	-	-	7,500	23,213
Bertrand L. Chenard	-	-	-	-
______________
Notes:
(1)
The value realized upon the exercise of stock options is based on the difference between the exercise price per share paid by the named executive officer and the closing market price of the Company’s Common Stock on the exercise date.

(2)
The value realized upon the vesting of restricted shares is based on the number of shares to be vested and the average of the high and low market price of the Company’s Common Stock on the vesting date.

Terms and Conditions of Certain Employment and Severance Agreements; Change of Control

Employment Agreements

The Company has entered into employment agreements with each of its executive officers that provide certain payments and benefits in the event that the executive is terminated without cause or disability (as defined below) or the executive terminates his employment for good reason (as defined below).

Mr. Stephen Davis and Drs. Alan Hutchison, Bertrand Chenard, James Krause and Stephen Uden. In May 2007, the Company entered into amended and restated employment agreements with Mr. Davis, the Company’s Chief Executive Officer, Dr. Hutchison, the Company’s Executive Vice President, Discovery Research and Dr. Uden, the Company’s former Executive Vice President and Head of Research and Development, which amended the previously entered into employment agreements dated December 1, 1997, and the Company entered into employment agreements with Drs. Krause and Chenard, the Company’s Senior Vice Presidents.  All of these agreements are on substantially similar terms.

Each of the executive employment agreements are one-year renewable employment agreements (other than Mr. Davis and Dr. Hutchison, whose agreements are for two year terms). The employment agreements provide for additional payments to be made to the executive upon the termination of his employment for any of the following reasons:

•
If the executive is terminated without cause, or if the executive terminates his employment for good reason not in connection with a change of control, he will be entitled to: (i) a lump sum payment in an amount equal to his base salary, (ii) continuation of the health and welfare benefits (or the economic equivalent thereof) for one year after the termination and (iii) the right to exercise immediately any stock options and to freely trade any restricted stock that, but for such termination, would have become exercisable or tradable, as the case may be, within one year of the date of such termination.

•
In addition to the foregoing, if the executive (other than Dr. Uden) is terminated without cause or terminates his employment for good reason as a result of a change of control (including without limitation any termination within two years of a change of control) then he shall also be entitled to a lump sum payment in an amount equal to the greater of: (i) his then targeted annual bonus or (ii) his annual bonus immediately prior to the change of control.  Dr. Uden’s and Mr. Davis’s employment agreements further provide that in the event of a change of control, on the first annual anniversary of the effective date of such change of control, all stock options granted to Dr. Uden or Mr. Davis prior to the effective date of the change of control that have not otherwise vested or expired shall automatically vest and be exercisable by Dr. Uden or Mr. Davis, as applicable.

•
If the executive’s employment is terminated due to disability, the executive will be entitled to: (i) continuation of payment of his base salary until he commences to receive payments under the Company’s long-term disability plan, (ii) continuation of the health and welfare benefits (or the economic equivalent thereof) for one year after the date of termination and (iii) the right to exercise immediately that proportion of the stock options which would become exercisable on or before the December 1 immediately following the date of termination equal to the number of days worked by the executive since the preceding December 1 to the termination date, divided by 365 days.

•
If the Company provides the executive with a notice of non-renewal for the employment agreement in accordance with the notice provisions of the agreement, the executive will be entitled to: (i) continuation of payment of his base salary for a period equal to one year less the number of days notice given by the Company to the executive that it does not wish to extend or further extend the employment agreement, (ii) continuation of the health and welfare benefits (or the economic equivalent) for one year after such termination and (iii) the right to exercise immediately any stock options and to trade freely any restricted stock granted to the executive which, but for such termination, would have become exercisable or freely tradable, as the case may be, on or before the December 1 immediately following the date on which the continuation of his base salary ends; provided, however, that the amounts paid to the executive in the form of continued base salary payments shall be offset on a dollar for dollar basis by any cash, or the fair market value of any non-cash, remuneration, benefit or other entitlement earned, received or receivable by him in connection with the employment of him in any capacity, other than dividends, interest income or other passive investment income earned as a result of an interest in a business or entity of which he owns less than 2% of the beneficial ownership.

The employment agreements restrict the executives from competing with the Company for the term of the agreement and for a period of one year after the termination of the employment.  The agreements automatically renew every year for an additional one-year term (other than Mr. Davis and Dr. Hutchison, whose agreements are for two year terms), unless either party gives notice of termination at least three months prior to the anniversary of the agreement.

Dr. William H. Koster
In February 2008, the Company announced that Dr. Koster, consistent with previously announced succession planning, retired as the Company’s President and Chief Executive Officer. Dr. Koster will remain a member of the Company’s Board of Directors until the Company’s 2008 annual meeting of stockholders on July 25, 2008. Dr. Koster was not entitled to any payments or benefits under his agreement in connection with his termination.

The employment agreement provided for payments to be made to Dr. Koster upon the termination of his employment for any of the following reasons:

•
If Dr. Koster was terminated without cause (as defined below), or if he terminated his employment for good reason (as defined below), he was entitled to: (i) a lump sum payment in an amount equal to the sum of (A) his base salary through the end of the employment period plus (B) two times his mean average annual bonus during his employment (provided that, if he had not earned an annual bonus prior to termination, the average annual bonus would be treated as $200,000), (ii) continuation of the health and welfare benefits (or the economic equivalent thereof) for one year after the date of termination, (iii) the right to immediately exercise that proportion of the stock options which would become exercisable on or before the December 1 immediately following the date of termination equal to the number of days worked by him since the preceding December 1 to the termination date, divided by 365 days, (iv) an additional portion of the stock options granted to him upon execution of the employment agreement (the “Upfront Stock Options”) would vest equal to the amount of vesting that would have occurred if he had continued working for the Company for two additional years and an additional portion of the restricted stock granted to him upon execution of the employment agreement (the “Upfront Restricted Stock”) would vest equal to the greater of (A) the amount of vesting that would have occurred if he had continued working for the Company for two additional years and (B) 25% of the aggregate of the award and (v) any other compensation and benefits he would have been entitled to under the Company’s benefit  plans and programs; provided that any cash severance payment made to him as a result of his termination would be reduced.

•
In the event Dr. Koster was terminated due to disability, he was entitled to: (i) a lump sum payment in the amount of the product of (A) his mean average annual bonus during his employment (provided that, if he had not earned an annual bonus prior to termination, the average annual bonus would be treated as $200,000) and (B) a fraction, the numerator of which is the number of days in the fiscal year that had elapsed prior to the termination date and the denominator of which is 365, (ii) an additional  portion of his Upfront Stock Options would vest equal to the amount of vesting that would have occurred if he had continued working for the Company for two additional years and an additional portion of the his Upfront Restricted Stock would vest equal to the greater of (A) the amount of vesting that would have occurred if he had continued  working for the Company for two additional years and (B) 25% of the aggregate of such award and (iii) any other compensation and benefits he would have been entitled to under the Company’s benefit plans and programs.

•
If either Dr. Koster or the Company provided notice of non-renewal, in accordance with the notice provisions of the agreement, he was entitled to: (i) a lump sum payment in an amount equal to one times the sum of (A) his base salary and (B) the mean average annual bonus he earned during his employment; provided that such lump sum payment would decrease any other severance payment that he would have been entitled to from the Company.

•
In addition, if Dr. Koster was terminated without cause or terminated his employment for good reason as a result of a change of control (including without limitation any termination within two years of a change of control) then he was also entitled to a

•
lump sum payment in an amount equal to: (i) three times the sum of (A) his base salary and (B) the mean average annual bonus he earned during his employment (provided that, if he had not earned an annual bonus prior to termination, the average annual bonus would be treated as $200,000), (ii) continuation of his health and welfare benefits for 18 months, (iii) 100% vesting in his Upfront Stock Options and any other annual stock option grants which were made under the Amended and Restated Neurogen 2001 Stock Option Plan, as amended (iv) an additional portion of his Upfront Restricted Stock would vest equal to the greater of (A) the amount of vesting that would have occurred he had continued working for the Company for two additional years or (B) 50% of such award, (v) any other compensation and benefits he would have been entitled to under the Company’s benefit  plans and programs; provided that any cash severance payment made to him as a result of his termination would be reduced and (vii) an excise tax gross-up not to exceed $5,000,000.

The employment agreement restricts Dr. Koster from competing with the Company for the term of the agreement and for a two year period after termination of his employment. The agreement with Dr. Koster provided for automatic renewal for additional one-year terms, unless either party gave notice of termination at least three months prior to the anniversary of the agreement.

In connection with the Company’s succession plan, Dr. Koster retired from employment in February 2008.  Dr. Koster was not entitled to any payments or benefits under his employment agreement in connection with his retirement.

Definitions.  For purposes of the agreements with the Company’s executives:

“Cause” is generally defined as one of the following: (i) the executive’s conviction for commission of a felony, (ii) any willful act or omission by the executive which constitutes gross misconduct or gross negligence and which results in economic harm to the Company, (iii) the executive’s habitual drug or alcohol abuse, (iv) the executive’s willful failure to perform his duties after notice by the Company, (v) the executive’s participation in any act of dishonesty intended to result in his material personal enrichment at the expense of the Company or (vi) the executive’s failure to substantially comply with the terms of the Proprietary Information and Inventions Agreement between the employee and the Company.

“Good Reason” is generally defined for the executive officers (other than Dr. Koster) as one of the following: (i) the Company permanently relocates its office more than 50 miles, (ii) the executive’s base salary is materially decreased by the Company, (iii) the Company fails to obtain the full assumption of the executive’s employment agreement by a successor entity in the event of an acquisition of the Company or (iv) the Company liquidates or dissolves or sells substantially all of its assets.  “Good Reason” is generally defined for Dr. Koster as one of the following: (i) as a result of any action or inaction by the Company, Dr. Koster suffers a material reduction in his duties, responsibilities or authority, (ii) his base salary or target annual bonus is decreased by the Company, (iii) his primary location for rendering services to the Company is in any state other than Connecticut, Rhode Island, Massachusetts, Vermont, New Hampshire or Maine, (iv) the Company gives notice of non-renewal within one year following a change of control and (v) the Company fails to pay him any amount owed for compensation when due, or provide any benefits he is entitled to, and the breach is not cured within ten days.

“Change of control” is generally defined  (i) when any person or persons acting in concert becomes the beneficial  owner of securities of the Company having more than fifty percent of the voting power of the Company’s then-outstanding  securities,  (ii) upon the consummation  of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent of  the voting  power, directly or indirectly, of the surviving corporation in any such merger or other business combination, (iii) when, within any twelve month period,  the  persons who were directors immediately before the beginning of such period  shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of a successor to the Company or (iv) when a plan of  complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through a series of transactions) of all or substantially all of the Company’s assets.

Dr. Uden
In September 2007, Dr. Uden’s employment was terminated.  Dr. Uden was not entitled to any payments or benefits under his agreement in connection with his termination.  Since his employment terminated prior to fiscal year end, he is not included in the chart below that quantifies severance and change of control payments and benefits. The employment agreement with Dr. Uden restricts him from competing with the Company for the term of the agreement and for a one year period after termination of his employment.

Drs. Chenard, Hutchison and Krause
As part of the restructuring plan that the Company announced in April 2008, the employment of Drs. Chenard, Hutchison and Krause will terminate in June 2008.  Each will be entitled to payments and benefits in connection with such termination as a “termination without cause” under their employment agreements.

Equity Awards
The Company’s equity incentive plans and award agreements evidencing options and shares of restricted stock granted to its employees, including the named executive officers, provide that all such options and shares of restricted stock shall vest in full upon a change of control (as defined above).

Quantified Payouts

In accordance with the requirements of the rules of the SEC, the following table presents the Company’s reasonable estimate of the benefits payable to the executive officers under their employment agreements. The payments were determined presuming that the following events each occurred on December 31, 2007, the last business day of fiscal 2007: (a) a without cause/good reason termination, (b) disability, (c) notice of non-renewal, (d) a change of control termination and (d) a change in control. Excluded are benefits provided to all employees, such as accrued vacation, and benefits payable by third parties under the Company’s life and disability insurance policies. While the table has been prepared using the Company’s reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the named executive officers will receive the amounts reflected below:

Name/ Trigger	Cash Severance Amount	Accelerated Vesting of Stock Options(9)	Continuation of Health & Welfare Benefits(10)	Total
William H. Koster(12)

Termination without Cause/Good Reason.......
  Disability..........................................................
Notice of Non-Renewal.....................................
Change of Control Termination.......................
Change of Control...........................................

	$720,650(1)132,401(2) $588,249(3) $ 1,764,747(4) $0	$0 $0 $0 $0 $0	$1,274 $1,274 $1,274 $1,911 $0	$721,921 $133,675 $589,523 $6,766,658(11) $0
Stephen R. Davis

Termination without Cause/Good Reason ......

Disability..........................................................

Notice of Non-Renewal.....................................

Change of Control Termination.......................

Change of Control...........................................

	$375,000(5) $187,500(6) $281,250(7) $525,000(8) $0	$0 $0 $0 $0 $0	$12,052 $12,052 $12,052 $12,052 $0	$387,052 $199,552 $293,302 $537,052 $0
Alan J. Hutchison

Termination without Cause/Good Reason.......

Disability..........................................................

Notice of Non-Renewal.....................................

Change of Control Termination.......................

Change of Control...........................................

	$323,355(5) $161,678(6) $242,516(7) $420,361(8) $0	$0 $0 $0 $0 $0	$12,052 $12,052 $12,052 $12,052 $0	$335,407 $173,730 $254,568 $432,413 $0
James E. Krause

Termination without Cause/Good Reason.......

Disability..........................................................

Notice of Non-Renewal.....................................

Change of Control Termination.......................

Change of Control...........................................

	$270,842(5) $135,421(6) $203,132(7) $338,553(8) $0	$0 $0 $0 $0 $0	$11,991 $11,991 $11,991 $11,991 $0	$282,833 $147,412 $215,123 $350,544 $0
Bertrand L. Chenard

Termination without Cause/Good Reason.......

Disability..........................................................

Notice of Non-Renewal.....................................

Change of  Control Termination......................

Change of Control...........................................

	$262,650(5) $131,325(6) $196,988(7) $328,312(8) $0	$0 $0 $0 $0 $0	$1,644 $1,644 $1,644 $1,644 $0	$264,294 $132,969 $198,632 $329,956 $0
______________
Notes:
(1)
Represents sum of (i) base salary remaining in his employment term (assuming employment term was to expire on December 31, 2008), (ii) two times his average annual bonus of $132,401. Assumes no other benefits received from the Company’s benefit plans which would reduce the payment and (iii) six months base salary.
(2)
Represents the product of (i) his average annual bonus of $132,401 and (ii) 365/365 (assuming termination occurred December 31, 2007, the last day of the fiscal year). Assumes no other benefits received from the Company’s benefit plans.

(3)	Represents the sum of (i) his base salary and (ii) his average annual bonus of $132,401.
(4)	Represents three times the sum of (i) his base salary and (ii) his average annual bonus of $132,401. Assumes no other benefits received from the Company’s benefit plans which would reduce the payment.
(5)	Represents a lump sum payment equal to one year base salary.
(6)	Represents six months salary as after six months the Company’s disability plan starts to provide payments.
(7)	Represents a continued salary payments for one year, less three months (the minimum notice requirement of non-renewal). Assumes no reduction due to the executive receiving other income.
(8)	Represents an amount equal to the current targeted bonus, which is expressed as a percentage of base salary. For Mr. Davis, the target bonus percentage based on his position as president was used.
(9)
Represents the aggregate value of the acceleration of vesting of the executive’s unvested stock options, based on the spread between the closing price of the Company’s Common Stock ($3.30) on December 31, 2007 and the stock options’ exercise prices.  Since all of the outstanding options held by the named executive offices have an exercise price in excess of $3.30, the value of the appreciation of the stock options is zero.

(10)	The amounts reported in this column for each officer reflect premiums that would be paid by the Company for group health and welfare benefits for twelve months after termination of employment.
(11)	Includes an excise tax “gross-up” payment of $5,000,000, which is the maximum gross-up payment that may be made under Dr. Koster’s agreement.
(12)	Dr. Koster’s employment terminated in February 2008, and Dr. Koster was not entitled to any payments or benefits under his employment agreement.

Other Benefits

The value of the other benefits discussed below is included in column (g) of the Summary Compensation Table and detailed in the All Other Compensation table. The Company provides the Neurogen Corporation 401(k) Retirement Plan. The Company also provides benefits such as medical, dental and life insurance and disability coverage in a flexible benefits plan, which is provided to each named executive officer as well as all other eligible Company employees. Under the flexible benefits plan, eligible employees, including the named executive officers, have the option of contributing pre-tax dollars into the plan for medical and/or dependent care expenses.

401(k) Plan
Under the Neurogen Corporation 401(k) Retirement Plan (the “401(k) Plan”), which is a tax-qualified retirement savings plan, participating employees may contribute up to 100% of their compensation on a before-tax basis into their 401(k) Plan account in an amount up to the applicable IRS maximum limit for the year. In addition, under the 401(k) Plan, the Company matches 100% of all employee contributions up to 6%. The Company’s matching contributions are generally invested exclusively in its Common Stock. However, participants may diversify varying portions of their matching contributions based on their years of service.

The current maximum before-tax contribution limit is $15,500 per year (or $20,500 per year for participants age 50 and over). In addition, no more than $230,000 of an employee’s annual compensation may be taken into account in computing benefits under the 401(k) Plan.

Medical, Dental, Life Insurance and Disability Insurance
Medical, dental, life insurance and disability coverage are available to all full-time employees through the Company’s active employee flexible benefits plan. The Company provides up to three times the amount of an employee’s annual salary or a maximum of $1,000,000, in life insurance coverage and up to a maximum of $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all employees on a Company-wide basis.

Other Paid Time-Off Benefits
The Company provides paid vacation as well as certain paid holidays to all employees, including the named executive officers, and subscribes to industry surveys to use as a benchmark for these benefits.

Director Compensation

The Company does not pay directors who are also the Company’s employees any additional compensation for their service as directors. Accordingly, for their service as directors, Dr. Koster and Mr. Davis do not receive any additional compensation.

The Compensation Committee reviews the compensation the Company pays to its non-employee directors. The Committee compares the Board of Directors’ compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that the Company asks the Board of Directors members to assume and the amount of time required to perform those responsibilities. Directors of the Company are also reimbursed for out-of-pocket travel expenses incurred in connection with their attendance at Board of Directors meetings and other activities on behalf of the Company.

The following table lists the compensation structure for chairing and serving on the Board of Directors and committees of the Board of Directors during 2007.

	Annual Retainer Fees		Annual Option Awards
Chairman of the Board	$100,000	(3)	-	-
Chairman of the Audit Committee	$25,000	(2)(3)	2,500		(4)
Chairman of the Compensation, Governance, or Science Committee	$5,000	(3)	2,500		(4)(5)
Member of the Board of Directors	$25,000	(3)	10,000		(1)
Members of Audit, Governance, Compensation, or Science Committee	-		1,500		(4)(5)
______________
Notes:
(1)	Granted in quarterly increments of 2,500 options.
(2)	Annual maximum of $5,000 to a director if a director chairs more than one committee with the exception of the chair of the Audit Committee, who receives $25,000 annually for that position.
(3)	All annual retainers are paid in quarterly installments.
(4)	Granted annually upon appointment to each committee.
(5)	Annual maximum of 5,000 options to a director for committee service.

All options are granted from the 2000 Non-Employee Directors Stock Option Plan at the closing price of the Company’s Common Stock on the date of grant. Annual grants vest in twelve equal installments over one year and expire 10 years from the date of grant. Committee grants vest in three equal installments over three months and expire 10 years from date of grant.

The following table summarizes the compensation of the Company’s directors for the year ended December 31, 2007.

Director Compensation as of December 31, 2007
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2) (3)	Total ($)
(a)	(b)	(d)	(h)
Felix J. Baker, Ph.D.	25,000	46,019	71,019
Julian C. Baker	30,000	59,023	89,023
Eran Broshy	30,000	59,023	89,023
Stewart Hen	25,000	53,822	78,822
Jonathan S. Leff	25,000	46,019	71,019
Craig Saxton, M.D.	130,000	64,225	194,225
John Simon, Ph.D.	50,000	59,023	109,023

Notes:
(1)
Represents the compensation costs for financial reporting purposes for the year ended December 31, 2007 under SFAS 123(R). See Note 7  Stock Options and Restricted Stock  in the Company’s consolidated financial statements as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining SFAS 123(R) values, except that for purposes of the amounts shown, no forfeitures were assumed to take place.  Based upon the retirement provisions of the plan documents the full compensation expense is recorded as of the date of grant.  There can be no assurance that the SFAS 123(R) amounts will ever be realized.  The maximum amount of options granted to a single director is 15,000 per year.

(2)
At December 31, 2007, the aggregate number of option awards outstanding was: Dr. Felix J. Baker – 97,535 shares; Mr. Julian C. Baker – 106,535 shares; Mr. Eran Broshy – 73,809 shares; Mr. Stewart Hen – 68,542 shares; Mr. Jonathan S. Leff – 61,042 shares; Dr. Craig Saxton – 158,747 shares and Dr. John. Simon – 91,254 shares.  Dr. Craig Saxton additionally held 25,000 shares of restricted stock at December 31, 2007.

(3)
The SFAS 123(R) aggregate grant date value for all options granted to non-employee directors in the year ended December 31, 2007, was $387,155.  The grant date fair value for the total 11,500, 14,000, 14,000, 13,000, 15,000 and 14,000 options granted to Dr. Felix J. Baker, Mr. Julian C. Baker; Mr. Eran Broshy; Mr. Stewart Hen; Mr. Jonathan S. Leff, Dr. Craig Saxton and Dr. John. Simon, respectively, is equal to the compensation expense reported in the table above for such persons as a result of the retirement provisions of the plan documents applicable to these options.

Compensation information for the Company’s employee directors, Dr. William H. Koster and Mr. Stephen R. Davis, is included in the Summary Compensation Table.

Equity Compensation Plan Information

The following table sets forth, for the Company’s equity compensation plans, the number of options outstanding under such plans, the weighted-average exercise price of outstanding options, and the number of shares that remain available for issuance under such plans, as of December 31, 2007.

	Total securities to be issued upon exercise of outstanding options		Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	Number	Weighted-average exercise price
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,731,294	$10.42	1,220,304

Equity compensation plans not approved by security holders(1)	7,500	33.38	-

Total	5,738,794	$10.45	1,220,304
______________
Notes:
(1)
Does not give effect to the 1,000,000 additional shares the stockholders are being asked to approve for issuance under the Amended and Restated Neurogen 2001 Stock Option Plan, as amended. See “Proposal No. 4”.

(2)
Represents 3,000, 3,000 and 1,500 options originally granted to three of the Company’s directors, Dr. Felix J. Baker, Mr. Julian C. Baker and Dr. John Simon, respectively, on September 25, 2000.  The options are fully vested and expire on September 25, 2010.

AUDIT COMMITTEE REPORT1

Neurogen has a separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, that is comprised of three non-employee directors: Dr. John Simon, Dr. Craig Saxton and Mr. Eran Broshy. Each Audit Committee member qualifies as an “independent” director as defined in NASDAQ Rule 4200(a)(15).

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter, as amended on April 5, 2006, is posted on the Company’s web site at www.neurogen.com. In accordance with the written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In this context, management and the Company’s independent registered public accountants review with the Audit Committee the Company’s annual and quarterly financial results prior to publication as well as the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee conducted its review with management and the Company’s independent registered public accountants prior to the publication the Company’s financial condition and results of operations for the year ended December 31, 2007. The Audit Committee also has discussed matters required by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380), as may be modified or supplemented, with the Company’s independent registered public accountants. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Company’s independent registered public accountants the independent registered accountant’s independence from the Company. Based on such review and discussions, the

1  This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the SEC for the fiscal year ended December 31, 2007.

Audit Committee
John Simon Chairman
Craig Saxton		Eran Broshy

AUDIT FEES AND ALL OTHER FEES

The aggregate fees billed for professional services rendered by the Company’s independent registered public accountants, PricewaterhouseCoopers, LLP for 2007 and 2006 were as follows:

Audit Fees
The aggregate fees for the audit of the Company’s annual consolidated financial statements and its internal controls over financial reporting, reviews of the quarterly consolidated financial statements included in Forms 10-Q filed with the SEC, and services provided in connection with regulatory filings were $365,430 and $450,700 for 2007 and 2006, respectively.

Audit Related Fees
The aggregate fees related to the performance of the audits and reviews of the Company’s employee benefit plans and consultation concerning financial accounting and reporting standards were $56,536 and $40,855 for 2007 and 2006, respectively.

Tax Fees
The aggregate fees related to professional services rendered for tax compliance were $58,700 and $44,100 for 2007 and 2006, respectively. The 2007 and 2006 fees included $20,000 and $8,500, respectively for services related to the review of ownership change under section 382 of the Tax Code.

All Other Fees
No fees were billed by PricewaterhouseCoopers LLP during 2007 or 2006 other than fees for professional services reported above as audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves audit and other permitted non-audit services provided by the Company’s independent registered public accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is based on estimated fees and billable services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Company’s independent registered public accountants and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accountants in accordance with pre-approval, and the fees for the services performed to such date. In 2007, all of the fees for audit-related and tax fees were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Policy and Procedures
Under the Company’s Bylaws, as amended (the “Bylaws”), a transaction is not void or voidable solely for being a related party transaction (as defined below) if: (i) the material facts as to the related party’s relationship and as to the related party transaction are disclosed or are known to the Board of Directors or the committee approving the related party transaction, and the Board of Directors or committee in good faith authorizes the related party transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors comprise less than a quorum; or (ii) the material facts as to the related party’s relationship or interest and as to the related party transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

A “related party” is any of the Company’s directors or officers, or corporation, partnership, association or other organization in which one or more of the Company’s directors or officers are directors or officers or have a financial interest.  A “related party transaction” is a contract or transaction between the Company and one or more related parties.

In addition, the Company has adopted a written Code of Business Conduct and Ethics pursuant to which the Audit Committee must approve all material related-party transactions involving an executive officer or director.  The Code of Business Conduct and Ethics requires all such transactions to be publicly disclosed as required by applicable laws and regulations.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.neurogen.com.

Related Person Transactions
As discussed in Proposal No. 2 above, on April 7, 2008, the Company entered into the Financing Transaction with selected institutional investors pursuant to which the Company agreed to issue and sell up to an aggregate of 981,411 shares of the Company’s non-voting Series A Exchangeable Preferred Stock and Warrants to purchase the Company’s Common Stock at an aggregate price of $31.20 for one share of Series A Exchangeable Preferred Stock and one Warrant.  For descriptive purposes, the Series A Exchangeable Preferred Stock and Warrants may be denominated in Units, with each Unit consisting of one share of Series A Exchangeable Preferred Stock and one Warrant exercisable for a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which one share of Series A Exchangeable Preferred Stock is exchangeable.  The aggregate proceeds from the Financing Transaction were $30,620,023.  The transaction closed on April 11, 2008.

The following directors of the Company were members or directors of the investors in the Financing Transaction and therefore were considered related parties: (i) Felix J. Baker, Ph.D., Managing Member, Baker Bros. Advisors, LLC; (ii) Julian C. Baker, Managing Member, Baker Bros. Advisors LLC; (iii) Stewart Hen, Managing Director, Warburg Pincus LCC; and (iv) Jonathan S. Leff, Managing Director, Warburg Pincus LLC.  Each of Baker Bros. Advisors LLC and Warburg Pincus LLC, and their affiliated entities, are greater than 5% holders of the Company’s Common Stock.  In addition, entities affiliated with the Tisch family members, who collectively hold greater than 5% if the Company’s Common Stock, also participated in the Financing Transaction.  See “Security Ownership of Certain Beneficial Owners And Management.”  In addition, John Simon, Ph.D., a director of the Company, purchased Units in the Financing Transaction.  The names of the investors affiliated with the related parties, the number of Units purchased by each such investor in the Financing Transaction and the number of shares of Common Stock into which such Units may be converted are presented in the table below.

Name of Investor	Number of Units Purchased	Shares of Common Stock Issuable Upon Exchange of Series A Exchangeable Preferred Stock	Shares of Common Stock Issuable Upon Exercise of Warrants
Baker Bros. Advisors, LLC	117,628	3,058,328	1,529,164
Warburg Pincus LLC	192,307	4,999,982	2,499,991
Four-Fourteen Partners, L.L.C. (1)	96,154	2,500,004	1,250,002
John Simon, Ph.D.	9,615	249,990	124,995
______________
Notes:
(1) Entity affiliated with the Tisch family members, who hold shares of the Company’s Common Stock.

The Board of Directors considered the material facts as to the related parties’ relationships with the investors and as to the related party nature of the Financing Transaction.  Taking these facts into account, the Board of Directors determined the Financing Transaction to be the Company’s best interest and approved the general terms of the Financing Transaction.  In addition, the Board of Directors authorized an ad hoc Finance Committee, comprised of Eran Broshy, Stephen R. Davis, Craig Saxton and John Simon to determine and approve the specific terms of the Financing Transaction.  A majority of the disinterested directors on the Finance Committee approved the specific terms of the Financing Transaction and John Simon recused himself from the vote.  The Company believes that the terms of the Financing Transaction were at least as favorable to the Company as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

The Company inquired of related party transactions through the annual director and officer questionnaires and determined that, other than the Financing Transaction, there were no related party transactions as defined under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, directors and certain officers, and beneficial owners of 10% or more of the Company’s Common Stock are required from time to time to file with the SEC reports on Forms 3, 4 or 5 relating principally to holdings of and transactions in the Company’s securities by such persons. Based solely upon a review of such Forms furnished to it during 2006 and thereafter, and any written representations received by it from a director, officer, or beneficial owner of 10% or more of the Company’s Common Stock stating that no Form 4 or 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during 2007.

FORWARD LOOKING STATEMENTS

These Proxy Materials contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen’s SEC filings, including its most recent 10-K. Such forward-looking statements relate to activities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen’s drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen’s planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies. Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

OTHER STOCKHOLDER MATTERS

The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2009 proxy statement, stockholder proposals must be received by the Company at its principal executive offices not later than [February 17,] 2009 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from its proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8. You may write to the Company’s Secretary at its principal executive office, 35 Northeast Industrial Road, Branford, CT 06450 to deliver the notices discussed above.

In addition, the proxy solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than May 4, 2009.

ANNUAL REPORT

The Company will mail without charge to each stockholder entitled to vote at the Annual Meeting, upon written request, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, schedules and a list of exhibits, as filed with the Securities and Exchange Commission.  Written requests should be sent to: Corporate Secretary, Neurogen Corporation, 35 Northeast Industrial Road, Branford, CT 06405.

NEUROGEN CORPORATION
Company Name

By:	/s/
Stephen R. Davis
Secretary

June [17], 2008

APPENDIX A
Certificate of Amendment to Restated Certificate of Incorporation, As Amended

Neurogen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.           The Board of Directors of the Corporation has duly adopted a resolution setting forth an amendment to the Corporation’s Restated Certificate of Incorporation, as amended, in accordance with the provisions of Section 141 of the Delaware General Corporation Law.  The resolution setting forth the amendment is as follows:

RESOLVED, subject to stockholder approval, the following amendment (the “Amendment”) to paragraph (a) of Article FOURTH of the Charter is hereby authorized and approved:

“FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred and sixty million (160,000,000) shares, consisting of one hundred and fifty million (150,000,000) shares of Common Stock having a par value of two and one-half cents ($0.025) per share (hereinafter the “Common Stock”) and ten million (10,000,000) shares of Preferred Stock having a par value of two and one-half cents ($0.025) per share (hereinafter the “Preferred Stock”).”

2.           This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

APPENDIX B
Proposed Fifth Amendment to Amended and Restated Neurogen Corporation 2001 Stock Option Plan

WHEREAS, pursuant to Section 10 of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005, June 9, 2006 and June 7, 2007) (the “Plan”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Plan in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendment (the “Amendment”) to the Plan and the presentation of such Amendment to the Company’s stockholders for their approval at the 2008 Annual Meeting scheduled to be held on July 25, 2008

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Plan shall be amended as follows:

1.           The Plan shall be amended by restating Section 4.2 as follows:

“4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed six million two hundred and fifty thousand (6,250,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.”

2.           The Plan shall be amended by restating Section 6.6 as follows:

“6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than one million (1,000,000) shares of Common Stock under the Plan.”

3.           Effective Date.  This Fifth Amendment shall become effective immediately upon approval by the Company’s stockholders.

APPENDIX C
Amended and Restated Neurogen Corporation 2001 Stock Option Plan
(as proposed to be amended and restated)

1. Purpose. The purpose of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005, June 9, 2006 and June 7, 2007) (the “Plan”) is to attract and retain the best available personnel, to provide additional incentive to directors, employees and consultants, and to promote the success of the business of Neurogen Corporation (the “Company”) and its Subsidiaries (as defined below).

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.

2.2 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.3 “Cause” shall mean, for purposes of this Plan, either of the following: (a) if a Participant is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such agreement; or (b) if the Participant is not party to such an agreement, (i) commission of a felony or misdemeanor; (ii) failure to abide by any material Company policy; (iii) gross negligence or willful misconduct in connection with job duties; or (iv) continuing refusal to perform job duties after written notice of such failure and an opportunity to cure such non-performance. In the event that a Participant is party to an employment or consulting agreement with the Company or with any Subsidiary, and such employment or consulting agreement permits the Participant to terminate his or her employment for “good reason” (as defined in such agreement) or under any constructive termination provision permitting the employee to terminate his or her employment and receive severance benefits, then if the Participant terminates his or her employment or consulting relationship with the Company or with any Subsidiary for “good reason” or under any such constructive termination provision, he or she shall be deemed to have been terminated by the Company or its Subsidiary without Cause for purposes of this Plan. Any determination of Cause by the Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

  2.4 “Change of Control” shall, for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding Company benefit plans, becomes the beneficial owner of securities of the Company having more than fifty percent (50%) of the voting power of the Company’s then-outstanding securities; (ii) upon the consummation of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination; (iii) when, within any twelve (12) month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or (iv) when a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through series of transactions) of all or substantially all of the Company’s assets.
2.5 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.7 “Common Stock” shall mean the common stock, par value $0.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefore.

2.8 “Company” shall mean Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.9 “Disability” shall mean disability as defined in the Participant’s then-effective employment or consulting agreement. If the participant is not then a party to an effective employment or consulting agreement with the Company which defines disability,

“Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.11 “Fair Market Value” shall mean, on or with respect to any given date(s), the closing price for the Common Stock, as reported on the NASDAQ Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day (or days) on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee.

2.12 “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.14 “Participant” shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option or a grant of Restricted Shares under the Plan.

2.15 “Plan” shall mean the Neurogen Corporation 2001 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.17 “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

2.18 “SEC” shall mean the Securities and Exchange Commission, or any successor governmental agency.

2.19 “SEC Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.20 “Stock Option” shall mean an award granted to a Participant pursuant to the provisions of Section 6 of the Plan.

2.21 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) granting Stock Options and making grants of Restricted Shares in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options and upon grants of Restricted Shares as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee may (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant Stock Options or Restricted Shares to those eligible directors, employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of Stock Options or Restricted Shares: provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any Subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options and Restricted Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or with any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, by the Company’s Certificate of Incorporation, as amended, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on June 29, 2011, except with respect to Stock Options and grants of Restricted Shares then outstanding. After such date no further Stock Options or Restricted Shares shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed six million two hundred and fifty thousand (6,250,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5. Eligibility. Individuals eligible for Stock Options and grants of Restricted Shares under the Plan shall be determined by the Committee in its sole discretion and shall be limited to members of the Board (“directors”) and employees of and consultants to the Company and its Subsidiaries, and persons who may become such directors, employees or consultants.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as “Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, the term of each Stock Option shall be ten (10) years; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the

Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months or (c) any other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than one million (1,000,000) shares of Common Stock under the Plan.

6.7 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•
twenty percent (20%) on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
forty percent (40%) on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
sixty percent (60%) on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
eighty percent (80%) on the fourth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries; and

•
one hundred percent (100%) on the fifth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.7, unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Stock Option, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

7. Restricted Shares.

7.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF NEUROGEN CORPORATION, BRANFORD, CT. NEUROGEN CORPORATION WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. NEUROGEN CORPORATION RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have een satisfied.

7.2 Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3 Restriction Period. In accordance with the provisions of Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee in its sole discretion (subject to the provisions of Section 10.2 of the Plan) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.6 Maximum Grant. During any calendar year, no Participant may receive grants of Restricted Shares awarding more than two hundred fifty thousand (250,000) shares of Common Stock under the Plan.

8. Non-transferability. Unless otherwise provided in a Participant’s Award Agreement, no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by a Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Plan, shall be null and void and without legal force or effect. Unless otherwise provided in a Participant’s Award Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9. Changes in Capitalization and Other Matters.

9.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options or Restricted Shares granted hereunder or thereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2 Changes in Capital Structure. Stock Options and Restricted Shares granted under the Plan and under any Award Agreements evidencing such Stock Options or Restricted Shares, the maximum number of shares of Common Stock subject to all Stock Options and grants of Restricted Shares stated in Section 4.2, and the maximum number of shares subject to Stock Options or represented by grants of Restricted Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable, shall be subject to adjustment or substitution, as determined by the

Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or grants of Restricted Shares or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or Restricted Shares or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, in either case where such adjustment shall substantially preserve the value, rights and benefits of any affected Stock Options or Restricted Shares. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
9.3 Change of Control.

(a) If a Change of Control occurs and outstanding Stock Options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose membership on the Board, employment or consulting relationship with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

(i) any outstanding Stock Options then held by such Participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(b) If a Change of Control occurs and the Stock Options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then

    (i) all outstanding Stock Options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all Participants shall be permitted to exercise their Stock Options immediately prior to or concurrent with the consummation of the Change of Control, and

(ii) all restrictions, terms and conditions applicable to outstanding Restricted Shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

(c) To the extent that the implementation of the terms of (a) or (b) above causes an Incentive Stock Option to exceed the dollar limitation set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(d) Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b), the Committee may, subject to the consummation of the Change of Control, cause all outstanding Stock Options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected Participant shall have the right to exercise his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may, in its discretion, cancel any or all outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

10. Amendment, Suspension and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that without majority stockholder approval no such amendment may (i) increase the number of shares of Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options or grants of Restricted Shares, without the consent of such Participant.

10.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option or grant of Restricted Shares in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option or grant of Restricted Shares without the consent of such Participant.

Notwithstanding anything to the contrary in this Section 10.2, no Stock Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with Section 9.2 herein, a change in the capital structure of the Company), if the effect would be to reduce the exercise price for the shares underlying such Stock Option.

11. Termination of Employment or Services.

11.1 In General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion) or (b) in the Participant’s then-effective employment, severance or consulting agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment or consulting agreement.

11.2 Stock Options. Except as otherwise provided in the relevant Award Agreement or in a Participant’s employment, severance or consulting agreement in respect of such Stock Options, and subject to any determination of the Committee pursuant to the provisions of Section 6.7 of the Plan, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director terminates for any reason, then (i) any then-unexercisable Stock Options shall be forfeited by the Participant and canceled by the Company, and (ii) such Participant’s rights, if any, to exercise any then-exercisable Stock Options, if any, shall terminate six (6) months after the later of the date of such termination or the last day on which services were performed (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan; provided, however, that if such termination or cessation of service is due to death, Disability or Retirement, the exercise period for any exercisable Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan). Notwithstanding the above, the Committee, in its sole discretion, may determine that any such Participant’s Stock Options may, to the extent exercisable immediately prior to any termination of employment or cessation of services, remain exercisable for an additional period of time after any period set forth above expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option.

11.3 Restricted Shares. Subject to the provisions of Section 9.3 herein, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director  terminates for any reason (other than due to death, Disability or Retirement) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be canceled and the Participant (or such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11.3, the Committee, in its sole discretion, may determine that all or a portion of any such Participant’s Restricted Shares shall not be so canceled and forfeited. If the Participant’s employment or performance of services terminates due to death, Disability or Retirement, the Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall become one hundred percent (100%) vested in any such Participant’s Restricted Shares as of the date of any such termination.

11.4 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations under the Plan, as it deems appropriate, in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has been terminated by the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have been terminated as a result of such transfers.

12. Miscellaneous.

12.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or the vesting of any Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

12.2 No Right to Continued Relationship. Neither the adoption of the Plan, the granting of any Stock Option or Restricted Shares, nor the execution of an  Award Agreement, shall confer on any Participant any right to continued membership on the Board,  employment or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, the Board, the Company or any Subsidiary to remove a Director from the Board or  terminate the employment or consulting relationship of any Participant at any time for any reason, even if such  removal or termination adversely affects such Participant’s Stock Options or grants of Restricted Shares.

12.3 Listing, Registration and Other Legal Compliance. No Stock Options, Restricted Shares or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option or Restricted Shares or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option or grant of Restricted Shares, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.

12.5 Designation of Beneficiary. Each Participant to whom a Stock Option or Restricted Share has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

12.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

        12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any awards granted under the Plan shall be null and void and of no force and effect.

Annual Meeting Proxy Card

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, Connecticut 06405

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes Stephen R. Davis and Thomas Pitler, or each of them, with all powers of substitution and revocation as attorneys and proxies to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Neurogen Corporation held of record by the undersigned on June 13, 2008, at the 2008 Annual Meeting of Stockholders of Neurogen Corporation, which is being held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017, on Friday, July 25, 2008 at 2:00 p.m., local time, and at any postponements or adjournments of that meeting, and, in their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
•	“FOR” THE ELECTION OF DIRECTORS,
•
“FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON EXCHANGE OF SHARES OF THE COMPANY’S SERIES A EXCHANGEABLE PREFERRED STOCK SOLD IN THE FINANCING TRANSACTION DESCRIBED IN THIS PROXY STATEMENT,

•
“FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,  TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 75,000,000 TO 150,000,000 AND THE TOTAL NUMBER OF SHARES OF PREFERRED STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 2,000,000 TO 10,000,000,

•
“FOR” THE AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 5,250,000 TO 6,250,000 AND TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANTS OF STOCK OPTIONS TO INDIVIDUAL PARTICIPANTS IN ANY CALENDAR YEAR FROM 500,000 TO 1,000,000, AND

•	“FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR NEUROGEN CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
 (Continued and to be signed on the reverse side)
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Neurogen Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Neurogen Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please vote, sign date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.
To vote, mark blocks below in blue or black ink as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NEUROGEN CORPORATION Vote on Directors
			For All	Withhold All	For All Except
1.	Election of the following nominees to the Board of Directors:		[ ]	[ ]	[ ]
	a)	Julian C. Baker
	b)	Eran Broshy
	c)	Stephen R. Davis
	d)	Stewart Hen
	e)	John LaMattina
	f)	Craig Saxton
	g)	John Simon

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals
			For	Against	Abstain
2.
To approve the issuance of shares of the Company’s Common Stock upon exchange of shares of the Company’s Series A Exchangeable Preferred Stock sold in the financing transaction described in the accompanying Proxy Statement.
			[ ]	[ ]	[ ]

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of shares of Common Stock that the Company is authorized to issue from 75,000,000 to 150,000,000 and the total number of shares of Preferred Stock that the Company is authorized to issue from 2,000,000 to 10,000,000.
			[ ]	[ ]	[ ]

4.
To adopt an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended which would increase the number of shares reserved for issuance under the plan from 5,250,000 to 6,250,000 and to increase the number of shares available for grants of stock options to individual participants in any calendar year from 500,000 to 1,000,000

5.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2008.		[ ]	[ ]	[ ]

6.	In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.		[ ]	[ ]	[ ]

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	[ ]

	Yes	No
Please indicate if you plan to attend this meeting.	[ ]	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date